EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED – CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

AMENDED AND RESTATED
SUPPORT SERVICES AGREEMENT

THIS AMENDED AND RESTATED SUPPORT SERVICES AGREEMENT (the “Agreement”) is entered into this 5th day of July, 2012 (the “Effective Date”) by and between Comcast Cable Communications Management, LLC, a Delaware limited liability company, on behalf of its applicable affiliates and subsidiaries, with offices at One Comcast Center, 1701 JFK Blvd., Philadelphia, PA 19103 (“Comcast”  or “Reseller”) and Support.com, Inc., a Delaware corporation with offices at 1900 Seaport Boulevard, Redwood City, CA 94063 (“Support.com”), each a “Party” and collectively the “Parties.”

BACKGROUND

This Agreement describes the general terms and conditions under which Support.com will provide support services to Comcast Customers and grant Comcast a limited right to resell certain services and software of Support.com, as further described herein.

WHEREAS, the Parties entered into an original Support Services Agreement dated October 25, 2010 which was the subject of subsequent written amendments by the Parties; and

WHEREAS, the Parties wish to amend, restate and replace the entire Support Services Agreement as previously amended with this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.           Definitions.

The following terms shall have the meanings set forth below.

1.1          “Customer” shall mean a person, company or other legal entity who purchases Services from Comcast for its own internal purposes and not for resale to, or use on behalf of, others.

1.2          “Comcast Software” has the meaning assigned in Paragraph 7.1.

1.3          “Comcast Equipment” has the meaning assigned in Paragraph 7.4.

1.4          “Intellectual Property Rights” means all current and future worldwide patents, patent applications, copyrights, copyright registrations and applications therefor, mask work rights, trade secrets, trademarks and all other intellectual property rights recognized anywhere in the world, now known or later developed, and the related documentation or other tangible expression thereof, including documentation related to ownership.

1.5          “PC Data” has the meaning assigned in Paragraph 6.2.

1.6          “PII” has the meaning assigned in Paragraph 6.2.

1.7           “Program Description” shall mean a description of a program to be operated pursuant to this Agreement as set forth in Exhibit A.

1.8          “Services” shall mean the services Support.com has agreed to perform for Comcast Customers in each Program Description, including without limitation the provision of Support.com End-User Software for distribution to Customers.

1.9          “Support.com Software” means software, in executable object code form, as described in the Program Description and any modified, updated or enhanced versions of the same, that Support.com may use in performing the Services or executing the program defined in the Program Description or may make available to Customers, along with any accompanying documentation, in performing the Services.  Support.com Software consists of “Support.com End-User Software,” which is software to be licensed to Customers under the terms and conditions of this Agreement and the applicable Program Description, and “Support.com Services Software,” which is all other software owned or provided by Support.com that Support.com may use in performing the Services or executing the program defined in the applicable Program Description.

1.10         “Support.com Personnel” has the meaning assigned in Paragraph 2.4.

1.11         “Territory” means the geographic area specified in the Program Description.

1.12         “Usage Data” has the meaning assigned in Paragraph 6.2

2.           Services.

2.1          Program Description.  Comcast agrees to purchase and Support.com agrees to provide the Services set forth in each Program Description.  The initial Program Description entered into between the parties is set forth in Exhibit A (“Program Description Number 1”).  The Parties may enter into additional Program Descriptions if Comcast purchases additional Services from Support.com, or as applicable, the Parties may amend an existing Program Description.  Once a Program Description is executed by both Parties it shall become a part of and subject to the terms and conditions of this Agreement.

2.2          Licenses and Permits. It shall be Support.com’s sole and exclusive responsibility to obtain all necessary licenses and/or permits and to comply with all codes, laws, rules and regulations in performing the Services.  Without limiting the foregoing, the Parties acknowledge and agree that with regard to Program Description Number 1, no such licenses and/or permits are required as of the Effective Date.  However, if at any time licenses or permits are required for the Services, the parties shall negotiate in good faith the means by which such licenses or permits will be obtained and shall, as necessary, modify the applicable Program Description.

2.3          Reseller.    Subject to the terms of this Agreement, Support.com authorizes and appoints Comcast to resell, on a non-exclusive basis, the Services to Customers in the Territory. Comcast acknowledges that its right to resell Services to Customers is non-exclusive, and, except as expressly limited in this Agreement (as in Exhibit A, Paragraph 9.2 “Exclusivity for Comcast”), Support.com otherwise reserves the right to offer and sell any of its Services to any customers in the world, and to contract with any third party to do so, without giving Reseller notice thereof and without incurring any liability to Reseller.  For the avoidance of doubt, the use of the terms such as “sell” or “resell” mean, with respect to Support.com End-User Software, only the non-exclusive, non-transferable license of such software to Customers pursuant to the Parties’ mutually agreed terms and conditions for end-user licenses.

2.4          Standard of Performance.  Support.com will be responsible for overall management and performance of the Services.  Support.com employees, and subcontractors who have been approved by Comcast in advance, such approval not to be unreasonably withheld or delayed, (collectively the “Support.com Personnel”) will perform the Services in a good and workmanlike manner, using the degree of skill, care, and judgment consistent with customarily accepted good business practices and otherwise in accordance with all standards for performance of the Services established by Comcast and mutually agreed in each Program Description.  All Services and deliverables provided under any Program Description will be subject to Comcast’s review and approval in accordance with the terms contained herein.  In addition to the warranty obligations contained herein, any deficiency in the Services under the terms of any Program Description that is reported during the period set forth in such Program Description shall be resolved by Support.com as set forth in such Program Description.

2.5          Adequacy of Employees.  Support.com Personnel providing the Services will possess the training, education, experience and skill reasonably necessary to perform the Services. Support.com will comply with the requirements described in each Program Description in relation to the suitability of Support.com Personnel fulfilling Services, such as pre-hire background investigations.  At all times while performing Services, Support.com Personnel shall not (a) possess, distribute, manufacture or use any illicit drug; (b) consume or possess alcohol; (c) possess any prescription drug for any person other than the person for whom the drug is prescribed (or a member of such person’s household) or abuse any prescribed drug; or (d) perform Services under the influence of alcohol and/or illicit drugs. If Comcast, in good faith and for non-discriminatory and non-arbitrary reasons, does not wish for an individual to perform or continue performing Services, then Comcast will so notify Support.com in writing or via email, and said writing or email shall include as much specific information about Comcast’s material concerns as Comcast determines is reasonable under the circumstances.  In response to said notice Support.com agrees that it will not thereafter permit said individual to perform Services for Comcast. Notwithstanding any provision to the contrary and for purposes of clarity, the Parties understand and agree that Support.com Personnel will be (1) the employees or subcontractors of Support.com only, and Support.com alone will determine the terms and conditions of such employment or engagement; and (2) hired, paid, supervised, directed, controlled, promoted or demoted, terminated, engaged and otherwise managed solely by Support.com or its permitted subcontractors.

2.6          Performance Location. Support.com shall, and shall cause its approved subcontractors to, perform the Services and other work for Comcast exclusively in the United States and/or Canada, unless otherwise stated in a Rider to this Agreement, executed in writing by Support.com and the Procurement Officer and attached to this Agreement, specific to each applicable non-U.S. location.  Notwithstanding the foregoing, Support.com may have *** work related to *** or ***, *** work and *** work (but not other Services or work paid for by Comcast) performed by employees and subcontractors in ***, and *** activities performed by subcontractors in ***.

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2.7          Security and Access Policies.  Support.com shall use commercially reasonable efforts to protect the physical security and electronic security of the equipment utilized to provide the Services to Comcast, including by using anti-virus, security and firewall technology commonly used in the industry.  Support.com further agrees that its employees, contractors and agents will take reasonable actions when accessing the Comcast network to avoid negatively impacting the confidentiality, integrity, and availability of Comcast’s internal systems and information assets.  In any event, Support.com shall also comply with any and all applicable Comcast’s policies identified in Exhibit C, attached hereto and incorporated herein by reference, and any other requirements identified in the applicable Program Description, subject to exceptions approved in writing by Comcast, including without limitation those presently documented in Exhibit F, incorporated herein by reference.  By the Program Description Launch Date or such later date as set forth in Exhibit F, Support.com shall implement all elements of its proposed security threat mitigation plan as provided in Exhibit F.  Support.com shall continue to investigate alternatives to the *** security mechanism described in Exhibit F and report as mutually agreed regarding such alternatives, cost, and technical feasibility. Comcast may amend its policies from time to time upon reasonable notice to Support.com, provided that in the event any such amendment would have a material adverse effect on Support.com’s ability to perform or costs incurred in relation to this Agreement, the Parties agree to negotiate in good faith to agree on a way to resolve the effects of such policy amendments.

3.           Independent Contractors.

This Agreement is intended to create an independent contractor relationship between the Parties for purposes of Federal, state and local law.  Support.com, its employees and contractors are not entitled to any benefits to which Comcast employees may be entitled under Comcast policies or as otherwise required by law. Support.com shall provide worker’s compensation benefits and unemployment compensation coverage for its employees as required by law.  Comcast will not withhold any income taxes from any amounts payable to Support.com under this Agreement and will not make any FICA or other contributions on behalf of or for the benefit of Support.com.  Support.com shall indemnify Comcast for any claims relating to such taxes.  Comcast will provide Support.com with a Form 1099 or other appropriate form reporting compensation paid to Support.com under this Agreement.  Nothing in this Agreement will be construed or implied to create a relationship of agency, partners, affiliates, joint employers, or joint venturers.  Neither Party will have the power or authority to act for the other in any manner or to create obligations or debts which would be binding on the other, or be responsible for any obligation of the other or be responsible for any act or omission of the other, except as expressly provided herein, such as in Paragraph 2.3 (“Reseller”) or Paragraph 11 (“Indemnification”).

4.           Compensation; Expenses.

4.1  Fees for Services; Reporting and Payment Terms. The fees payable by Reseller for the Services shall be as set forth in the Program Description. Such fees do not include any additional charges for taxes, duties, and similar costs.  Reseller shall set its own prices to Customers without consultation with Support.com.  Reseller’s reporting and payment obligations for Services shall be as set forth in the Program Description.

4.2   Forecast Reporting.  Comcast will provide to Support.com, by the beginning of each calendar month, a rolling 12-month forecast of total Service sales, for informational purposes only. In addition, at least forty-five (45) days prior to the beginning of each calendar month, Comcast will also provide to Support.com a confirmed monthly forecast of new Service sales revenue for that month (the “Monthly Sales Forecast”), excluding sales for stand-alone offerings of Support.com End-User Software.  For the avoidance of doubt, “new Service sales” includes, in the case of remote services under Program Description Number 1, new subscription sales and new incident sales, but does not include the forecast of sales relating to continuing subscription Customers from previous months or any sales related to Support.com End-User Software.  Further, at least forty-five (45) days prior to the beginning of each calendar month, Comcast will also provide a binding monthly call volume forecast for that month (the “Monthly Volume Forecast”) in a mutually agreed format including, without limitation, a breakdown of forecasted delivery and sales calls.  The Parties agree that time is of the essence with regard to Support.com’s timely receipt of the Monthly Sales Forecast and Monthly Volume Forecast.  For the avoidance of doubt, the Monthly Sales Forecast and Monthly Volume Forecast must be in all material respects based on consistent estimates and assumptions in the respective calculations of forecasted sales and call volumes.

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4.3   Variance in Excess of Monthly Volume Forecast.  In the event that actual call volumes during a month exceed ***% of the amount forecasted for such month in the Monthly Volume Forecast, Support.com’s obligations with respect to Service Level Agreements (“SLAs”) as shown in Table 1.41 (“Support.com Operational Performance SLAs”) in Exhibit D (“Service Level Terms”) will be excused from performance and penalties but only for a period of time, reasonable in light of the amount of variance from forecast, and, where applicable, Support.com’s hiring practices, necessary for Support.com to increase staff or other resources needed to meet such SLAs at the higher call volumes.  In the event that actual call volumes during a month exceed ***% of the amount forecasted for such month in the Quarterly Forecast, Support.com’s obligations with respect to SLAs as shown in Table 1.31 (“Support.com Environment Performance SLAs”) in Exhibit D will be excused from performance and penalties but only for a period of time, reasonable in light of the amount of variance from forecast, necessary for Support.com to increase resources needed to meet such SLAs at the higher call volumes.  The Parties will negotiate in good faith a recovery plan within *** business days if the volume increase above the Monthly Volume Forecast is not reasonably believed to be temporary. In the event Comcast fails to provide a timely Monthly Volume Forecast for a month, Support.com will be excused from all SLA performance and penalties for such period.

4.4  Variance Below Monthly Sales Forecast.  In the event that actual new Service sales during a month are less than ***% of the amount forecasted in the Monthly Sales Forecast, Comcast will pay to Support.com, in addition to other amounts owed in relation to such month, a Variance Fee equal to the difference between ***% of new Service sales as forecasted in the Monthly Sales Forecast and the fees otherwise due Support.com in relation to actual new Service sales for the month; provided, however, that the Monthly Variance Fee in relation to Program Description Number 1 applies only for calendar months commencing *** through ***.

4.5  Most Favored Nation.  For the *** period that Support.com is contractually entitled to be the exclusive supplier to Comcast of the Services under Section 9.1 of Exhibit A, Program Description Number 1 and thereafter for any period in which Support.com’s contractual exclusivity is extended ( the “ MFN Period”), and to the extent permitted by applicable laws (including applicable anti-trust laws), Support.com shall offer to Comcast pricing for Services at the most favorable Net Effective Pricing given by Support.com or any of its applicable affiliates to any third party for the same or substantially similar services, when considered as a whole with all services in a program, provided such services are sold by Support.com pursuant to the same or substantially similar agreement terms and conditions, including volumes, labor sources, service branding, pricing methodology, financial commitments, unpaid commitments, tiers of distribution, and subscriber usage levels (a service meeting all the foregoing, a “Substantially Similar Service”). The term “Net Effective Pricing” shall be defined as the price for such Substantially Similar Service, including without limitation all credits, rebates, refunds, discounts and allowances relating to the purchase of such Substantially Similar Service.  In the event Comcast believes Support.com may be selling a Substantially Similar Service to a third party at a Net Effective Price lower than pricing for Comcast, Comcast may request that Support.com investigate the pricing in question and respond promptly to Comcast with its findings.  Upon request by Comcast, Support.com agrees to allow a confidential inspection and audit of the third-party agreement in question by a mutually agreed independent third party at Comcast’s expense with reasonable prior notice to assure Support.com's compliance with this Paragraph. In the event such third party determines that Support.com has provided a Substantially Similar Service to a third party at more favorable Net Effective Pricing than that pricing received by Comcast during the MFN Period, Support.com shall promptly thereafter provide such Net Effective Pricing to Comcast for so long as such pricing is provided to the third party.  The foregoing shall not apply to pricing in effect on October 25, 2010.

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5.           Payment Terms; Taxes.

5.1          Invoices.  Unless otherwise stated in the Program Description, Support.com shall issue invoices within thirty (30) days following the end of the period covered by each applicable invoice, which itemize all charges, costs, and taxes separately.  The length of such billing period will be as specified in the applicable Program Description or, if none is specified, a billing period shall be defined as a calendar month.  No term or condition of any purchase order or invoice shall be binding upon the Parties, and each Party hereby objects to any terms inconsistent with or additional to the terms and conditions of this Agreement in such documents.  Comcast will pay all amounts owed to Support.com within forty-five (45) days’ receipt of invoices. Any undisputed invoiced amount remaining unpaid for more than forty-five (45) days from receipt of such invoice will accrue interest at a rate equal to the lesser of (i) the then current prime interest rate offered by The Bank of New York in New York City plus one percent (1%) or (ii) the maximum legal limit.

5.2          Disputed Charges.

(a)      If there is a good faith dispute with regard to a portion of an invoice, Comcast will provide Support.com with written notice detailing the dispute (“Dispute Notice”) within forty-five (45) days of receipt of the applicable invoice, and in the meantime Comcast will timely pay the undisputed portion of the invoice. Upon receipt of a Dispute Notice, both Parties will immediately (beginning with the next business day) make available appropriate personnel to work in good faith to resolve the dispute.  Upon resolution of the dispute by the Parties, additional agreed amounts due from Comcast, if any, in relation to the applicable invoice must be remitted to Support.com within fifteen (15) business days following such resolution.  If, however, the dispute remains unresolved forty-five (45) days after receipt of the invoice at issue, each Party agrees to make available senior personnel with full authority to settle and resolve the dispute for in-person settlement negotiations to take place at Comcast’s headquarters in Philadelphia, PA.  If the dispute continues to remain unresolved sixty (60) days after receipt of the invoice at issue, either Party may then submit the matter to binding arbitration.  Such arbitration of a disputed invoice, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by expedited arbitration in Philadelphia, PA, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator shall, in the award, allocate the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party.

(b)         Provided that Comcast timely pays to Support.com the full amount of any undisputed invoice or portion thereof, and for so long as the Parties are actively engaged in good faith in the dispute notice resolution process as described above in Paragraph 5.2(a), then Support.com will continue to perform the Services under this Agreement pending final resolution of any dispute hereunder unless otherwise requested by Comcast.  So long as Comcast is not in material breach of its payment obligations hereunder, then in no event nor for any reason (except as excused pursuant to Paragraph 15.14 (“Force Majeure”)) shall Support.com discontinue or suspend performance under any Program Description, or portion thereof, or perform any action that prevents, slows down, or reduces in any way such performance or Comcast’s ability to conduct its business or business activities, unless: (a) authority to do so is granted by Comcast or conferred by a court of competent jurisdiction; or (b) the Term of this Agreement has been terminated or expired pursuant to Paragraph 12 hereof and Support.com has completed its obligations to provide termination assistance in accordance with Paragraph 12.4 hereof.

5.3          Taxes.

To the extent it is applicable, or it is identified in the Program Description to the contrary, Support.com shall be responsible for any and all taxes including, without limitation, the income, payroll, sales, use, gross receipts, real estate, personal property or other taxes imposed upon Support.com and will indemnify and hold harmless Comcast for any loss or damage (including without limitation any penalties and interest) sustained because of Support.com’s failure to pay such taxes; provided, however, that Comcast will be responsible only for the sales, use, gross receipts or transaction taxes that are directly imposed upon any of the Services furnished in accordance with this Agreement, and such taxes shall be listed separately on Support.com’s invoices as applicable, and Comcast will indemnify and hold harmless Support.com for any loss or damage (including without limitation any penalties and interest) sustained because of Comcast’s failure to pay such taxes.

Unless otherwise required by any government or taxing authority, Support.com shall at all times be responsible for obtaining any relevant export/import licenses and regulatory approvals for the sale or importation of Services, products and any technical information provided under this Agreement are subject to the export and re-export laws and regulations of the United States.

6.           Confidential Information.

6.1          Generally. “Confidential Information” shall mean confidential or other proprietary information that is disclosed by either Party to the other under this Agreement, including without limitation, software code and designs, hardware, product specifications and documentation, financial data, business and product plans, each Party’s Software, each Party’s Proprietary Items, Comcast Equipment (defined in Paragraph 7.4) and other confidential business information. Confidential Information shall not include information which: (i) is or becomes public knowledge without any action by, or involvement of, the receiving Party; (ii) is disclosed by the receiving Party with the prior written approval of the disclosing Party; (iii) was previously known to the receiving Party without an obligation of confidence, (iv) is independently developed by the receiving Party without use of the Confidential Information, or (v) was acquired by the receiving Party from a third party which is not under an obligation of confidence with respect to such information or (vi) is disclosed pursuant to any judicial or governmental order; provided that the applicable Party gives the other sufficient prior written notice to contest such order.  Each Party agrees to maintain the confidentiality of Confidential Information and not to disclose, or permit any third party or entity access to, the Confidential Information without prior written permission of the other.  The foregoing obligation shall be subject to and based upon the receiving Party employing, with regard to the Confidential Information, procedures no less restrictive than the strictest procedures used by it to protect its own confidential and proprietary information of a like kind, which shall at a minimum be commercially reasonable procedures.  Notwithstanding the foregoing, each Party may disclose Confidential Information of the other Party to its agents and contractors who need to know it to provide services to Comcast or to otherwise assist Comcast in the exercise of its rights, provided that any such third party is subject to written confidentiality obligations substantively similar to these terms.  Comcast’s Confidential Information, including without limitation computer data and programs, provided by Comcast or accessed (or accessible) by Support.com Personnel, or personnel of Support.com’s permitted subcontractor, shall be used by such personnel only in connection with the obligations provided hereunder, and shall not be exploited by Support.com or its permitted subcontractors for any internal, commercial or other purpose in any manner whatsoever.  Support.com’s Confidential Information, including without limitation computer data and programs, provided by Support.com or accessed (or accessible) by Comcast personnel, or personnel of Comcast’s agents or subcontractors, shall be used by such personnel only in connection with the rights and obligations provided hereunder, and shall not be exploited by Comcast or its permitted agents and subcontractors for any internal, commercial or other purpose in any manner whatsoever. Except as otherwise provided herein, and except for Comcast Software, PII, Usage Data, Support.com Software, each Party’s Proprietary Items, Comcast Equipment, all of which shall be held in confidence for perpetuity, each Party agrees to continue such confidential treatment of Confidential Information for a period of five (5) years from the date of Agreement termination, expiration or cancellation.

6.2          The term “Confidential Information” shall include, without limitation: the names, addresses, e-mail addresses and telephone numbers of, as well as any other personally or individually identifiable information relating to: (a) all subscribers and prospective subscribers to any product or service offered by Comcast or its affiliates; (b) all other users or prospective users of any product or service offered by Comcast or its affiliates (including, without limitation, web sites); (c) all employees and contractors of Comcast or its affiliates; and (d) any other individuals with respect to which Comcast or its affiliates collect information (collectively, “PII”), and any other information relating to any Comcast subscribers and other individuals, including all lists or other records containing any such information, even if such information is aggregated (“Usage Data”).  For the avoidance of doubt, Support.com Software and Services may collect, and Support.com may retain and use for its own internal purposes, information about machines and machine configurations (“PC Data”) that is not and does not contain PII, and is not and does not contain Usage Data, but rather consists of aggregate data pertaining to devices and configurations that is not traceable to any individual user or Customer.  For purposes of clarification, subscribers and users referenced in this Paragraph may be individuals or entities.

6.3          Support.com hereby acknowledges that Comcast has a special responsibility under the law to keep certain PII private and confidential. Support.com also acknowledges that the PII to which it will have access pursuant to this Agreement constitutes Comcast Confidential Information and that Support.com in no way possesses or shall gain possession of any ownership or other proprietary rights with respect to such PII. Support.com acknowledges and understands that PII related to subscribers and prospective subscribers to Comcast’s or its affiliates’ products and services is subject to the subscriber privacy protections set forth in Section 631 of the Cable Communications Policy Act of 1984, as amended (47 U.S.C. Sec. 551), as well as other applicable federal and state laws. Support.com agrees that it shall use such information in strict compliance with Section 631 and all other applicable laws governing the use, collection, disclosure and storage of such information. Support.com further agrees to restrict disclosure of such PII to those Support.com employees or subcontractors with a need to know and who are bound by the confidentiality provisions herein and shall not further disclose such information to any third party without the prior written consent of Comcast.

6.4          As identified above, Confidential Information shall also include any and all Usage Data, including without limitation usage data, activity data or other information collected from or about or otherwise regarding Comcast’s subscribers whether in individual or aggregate form. Such Usage Data is and shall remain the property of Comcast. To the extent that Support.com has access to or collects such Usage Data, it does so solely on behalf of Comcast pursuant to Support.com’s obligations hereunder and shall maintain the confidentiality of such data and shall treat in accordance with Comcast’s then applicable privacy policies, privacy statements and applicable law. Support.com shall not use Usage Data for any purpose not in compliance with its obligations under this Agreement and shall not disclose such data, whether in aggregate or individual form, to any third party. Support.com shall not collect or maintain such Usage Data except to the extent necessary to perform its obligations under this Agreement.

6.5          All PII and Usage Data that is collected, stored or otherwise maintained by Support.com pursuant to this Agreement shall be maintained in a secure environment that meets industry standards. Any PII or Usage Data that is collected or obtained by Support.com must be stored and transmitted in encrypted or otherwise secure form. In the event of a breach or suspected breach of security of any system, website, database, equipment or storage medium or facility that results or could result in unauthorized access to any Comcast Confidential Information (including without limitation PII, Usage Data, or Comcast Software) by any third party (including any employee or subcontractor of Support.com that is not authorized to access such information), Support.com shall notify Comcast immediately, but in any event within twenty four (24) hours, and make commercially reasonable best efforts to re-secure its systems immediately.  Support.com shall treat any information related to such security incident(s) as Comcast’s Confidential Information.  Support.com agrees to provide reasonable cooperation to Comcast and any applicable government agency in investigating and resolving any such security incident.

6.6          Each Party recognizes and acknowledges that any use or disclosure of the Confidential Information of the other Party in a manner inconsistent with the provisions of this Agreement will cause the other Party irreparable damage for which remedies at law may be inadequate.  Accordingly, the non-breaching Party shall have the right to seek an immediate injunction in respect of any breach of these confidentiality obligations to obtain such relief.  Notwithstanding the foregoing, this paragraph shall not in any way limit the remedies in law or equity otherwise available to the non-breaching Party.

7.           Resources.

7.1          Comcast Software.

If and to the extent Support.com requires that Comcast provide Support.com with any computer programs or systems in order for Support.com to perform its obligations hereunder, such items shall be described in the relevant Program Description.  As to such items listed in the relevant Program Description, Comcast will be financially and administratively responsible for obtaining any consent requested by Support.com to use such items, together with appropriate documentation, all to the extent necessary for Support.com’s performance under this Agreement.

As between Comcast and Support.com, Comcast is and will remain the sole and exclusive owner of all computer programs and systems to which Comcast provides Support.com with access under this Agreement (collectively, “Comcast Software.”)  Support.com’s rights to the Comcast Software are limited to those rights necessary for Support.com to perform its obligations under this Agreement; provided that such rights are exercised (i) solely for purposes of and in accordance with this Agreement; (ii) solely during the Term; and (iii) in compliance with any applicable use restrictions that are identified in writing to Support.com from time to time, including the applicable policies identified in Exhibit C.

7.2          Support.com Software.

If Support.com (or its subcontractors) utilizes any computer programs other than Comcast Software (collectively, “Support.com Software”) in connection with the performance of this Agreement, Support.com will be financially and administratively responsible for (i) obtaining any consents required to provide the Services using the Support.com Software, and (ii) maintenance of the Support.com Software for the purpose of providing such Services, including upgrades necessary to correct defects.

With respect to Comcast’s access to and use of any Support.com Software, Comcast will comply with any reasonable use restrictions that are identified in writing to, and acknowledged by, Comcast, provided that Comcast approves such restrictions in writing prior to Support.com’s use of such Support.com Services Software in connection with the performance of this Agreement.  Further, with respect to Support.com End-User Software, such software will be distributed only to Customers under a form of end-user license that is mutually agreed upon by the Parties in substantially the form shown as Exhibit  G (“Support.com End-User Software License”) hereto.

In connection with the performance of Services, Support.com hereby grants Comcast, subject to the terms and conditions of this Agreement, a worldwide, nonexclusive, non-transferable, right and license during the Term to, and to sublicense third parties to, use, execute, reproduce, redistribute to Customers, display and perform all such Support.com Software, as necessary for Comcast and its affiliates to receive, customize, distribute and otherwise execute the program set forth in the Program Description.  For the avoidance of doubt, the license provided in this paragraph is expressly limited to rights in connection with the delivery of Services by Support.com for which Support.com receives agreed direct compensation, and not for delivery of services by any third party.

7.3          Reseller Trademark License.

Comcast grants to Support.com a nonexclusive, nontransferable license to use and reproduce Comcast’s trademarks and logos in connection with the Services including without limitation any Support.com End-User Software that may be rebranded at the request of Comcast; provided that any use of Comcast’s trademarks and logos must be approved in advance by Comcast.

7.4          Comcast Equipment.

Comcast may furnish to Support.com, for Support.com’s use solely as necessary to perform the Services, the equipment owned, leased or otherwise controlled by Comcast that are listed in any applicable Program Description (the “Comcast Equipment”).  The Comcast Equipment will remain the property of Comcast; however, Support.com shall be responsible for managing all such equipment.  The applicable Program Descriptions shall be deemed to be updated to include any additional Comcast Equipment made available by Comcast for Support.com’s use in providing the Services.  Notwithstanding the location of any Comcast Equipment at a Support.com or other non-Comcast facility, or the failure to list any item of Comcast Equipment on the applicable Program Descriptions, all right, title and interest in and to any Comcast Equipment will be and remain in Comcast, and Support.com will have no title or ownership interest in such Comcast Equipment.  Support.com will provide Comcast with reasonable access to all Comcast Equipment located at a Support.com or other non-Comcast facility, and, notwithstanding any contrary terms that may be contained herein, will be responsible for all costs and expenses associated with repair or replacement of any Comcast Equipment or any part thereof damaged (reasonable wear and tear excepted) by Support.com, its employees, permitted subcontractors, agents or invitees (excluding Comcast).  Neither Support.com nor its assignees will file a mechanic’s lien or similar lien, UCC filing, security interest or other encumbrance, on Comcast Equipment or otherwise use Comcast Equipment as collateral for any financing.  Without limiting the foregoing, in the event any such lien or security interest is filed, Support.com or its assignee, as the case may be, will be responsible for the immediate satisfaction, payment or bonding of any such lien or security interest.  Unless a later return date is requested by Comcast, within ten (10) business days following the earlier of completion of the applicable Program Descriptions or any expiration or termination of this Agreement, Support.com will return each item of Comcast Equipment to Comcast in substantially the same condition it was in when initially provided to Support.com, reasonable wear and tear excepted.

8.           Intellectual Property Rights.

8.1          Retention of Intellectual Property Rights.  Each Party brings to the Reseller relationship contemplated by this Agreement its own pre-existing, valuable Intellectual Property Rights.  Except as expressly licensed herein for the Term, neither Party obtains any ownership or rights of any sort to the pre-existing Intellectual Property Rights of the other Party.  Further, Support.com is not in the business of developing custom software applications for use by third parties.  Therefore, while the parties may mutually agree upon certain modifications to the Support.com Software, Support.com shall at all times be the sole and exclusive owner of the Support.com Software, including the modifications, subject to limited express licenses provided for in this Agreement for the Term, and provided that Support.com does not assess Comcast any development fees for such modifications.  As between Comcast and Support.com, Comcast shall at all times be the sole and exclusive owner of the Comcast Software, subject to limited express licenses provided for in this Agreement for the Term.  Development by Support.com, if any, to be treated as a “work made for hire” or otherwise resulting in the assignment of ownership to Comcast of the Intellectual Property Rights in any Support.com Software modifications or Services must be the subject of a separate Program Description, and Support.com agrees it will not accept or perform such development work to be paid by Comcast under this Agreement or otherwise without an express, written Program Description executed by authorized officers of both Parties, including a Comcast Vice President of Procurement, that contains terms and conditions on Intellectual Property Rights and other matters approved by Comcast.

8.2          Third-Party Rights.  Support.com shall not design, develop or provide to Comcast any deliverables that infringe upon or violate the rights of any person or entity, including rights relating to defamation, privacy, publicity, contract, patent, copyright, trademark, trade secret or other intellectual property rights (collectively, “Third-Party Rights”).  If Support.com becomes aware of any such possible violation or infringement in the course of performing any Services for Comcast, Support.com shall immediately so notify Comcast in writing and correct the issue.

8.3          Proprietary Items.  In the course of performing its obligations under this Agreement, Support.com may use materials, tools, design guides, reports, documents, templates, studies, software programs in both source code and object code, specifications, business methods, tools, methodologies, processes, techniques, solution construction aids, analytical frameworks, algorithms, know-how, processes, products, documentation, abstracts and summaries thereof, existing prior to the execution of this Agreement or developed outside the scope of this Agreement, including any derivative works based upon, or modifications, enhancements or improvements thereof, including all Intellectual Property Rights therein, that are (a) proprietary to Support.com or to its third-party providers (collectively, “Support.com Proprietary Items”) or (b) proprietary to Comcast or its third-party providers (“collectively, “Comcast Proprietary Items”).  As between Comcast and Support.com, Support.com Proprietary Items will be deemed Confidential Information of Support.com.  Comcast will neither have nor obtain rights in Support.com Proprietary Items other than Support.com will grant Comcast a nonexclusive, nontransferable, royalty-free license during the Term to access, use and copy such Support.com Proprietary Items, as necessary for Comcast to resell the Services.  As between Comcast and Support.com, Comcast Proprietary Items will be deemed Confidential Information of Comcast. Support.com will neither have nor obtain rights in such Comcast Proprietary Items other than to use them as authorized by Comcast for purposes of performing its responsibilities under this Agreement.

8.4          Knowledge Capital.  Support.com shall not be precluded from independently developing or using for itself, or for others or licensing others to use, anything, whether in tangible or non-tangible form, which is competitive with, or similar to, the deliverables, except as set forth in Exhibit A, Paragraph 9.2 (“Exclusivity for Comcast”).  Support.com will be free to use the general knowledge, skills and experience and any Intellectual Property Rights, ideas, concepts, know-how and generic techniques that are developed by Support.com in the course of providing the Services without use of Comcast’s Confidential Information or Comcast Proprietary Items.  Nothing in this Paragraph shall diminish Support.com’s obligations regarding Comcast’s Confidential Information, grant Support.com the right or license to utilize Comcast Proprietary Items, or otherwise limit any restrictions on Support.com’s ability to perform services for third parties specified in this Agreement or any Program Description hereto.

8.5          Covenant Limiting Injunctive Relief.

(a)           Subject to Paragraph 8.5(c), in connection with any cause of action against Comcast during the Term based upon or otherwise alleging that any third-party software, products or services (“Third-Party Products”) used by, embodied in, practiced in or incorporated into any Comcast software, products or services infringe or misappropriate any Support.com patent, copyright, trademark, trade secret or other Intellectual Property Right of Support.com, Support.com agrees that it will not seek a preliminary injunction or temporary restraining order to prevent Comcast from using the Third-Party Products.

(b)           Subject to Paragraph 8.5(c), in connection with any cause of action against Comcast during the Term based upon or otherwise alleging infringement or misappropriation of any Support.com patent, copyright, trademark, trade secret or other Intellectual Property Right of Support.com used by, embodied in, practiced in or incorporated into any Comcast software, products or services, Support.com agrees that it will not seek a preliminary injunction or temporary restraining order to prevent Comcast from utilizing such software, products or services.

(c)           The Parties agree that the restrictions set forth in Paragraphs 8.5(a) and (b) shall not prevent Support.com from seeking any other remedy, including permanent injunctive relief and damages based upon or otherwise alleging infringement or misappropriation of any copyrights, trade secrets or other non-patent intellectual property rights of Support.com in connection with any cause of action against Comcast, its affiliates or the third-party vendor who provided the Third-Party Products.

9.           Limitation of Liability;Warranties.

9.1          Disclaimer; Limitation.

EXCEPT FOR BREACHES OF CONFIDENTIALITY OR A PARTY’S INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  EXCEPT FOR BREACH OF PAYMENT OBLIGATIONS IN RELATION TO FEES DUE, BREACHES OF CONFIDENTIALITY, A PARTY’S INDEMNIFICATION OBLIGATIONS, OR WILLFUL MISCONDUCT, IN NO EVENT SHALL EITHER PARTY’S LIABILITY TO THE OTHER PARTY FOR DIRECT DAMAGES ARISING OUT OF THIS AGREEMENT EXCEED THE LESSER OF (A) $*** OR IF GREATER, THE AMOUNT PAID BY COMCAST TO SUPPORT.COM UNDER THE AGREEMENT FOR THE MOST RECENT TWENTY-FOUR (24) MONTH PERIOD THAT IS NOT CORRELATED TO PAYMENTS FROM CUSTOMERS TO COMCAST, OR (B) $***.

9.2          Warranties.

(a)  Each Party represents and warrants to the other Party that (i) it is duly organized and validly existing under the laws of its jurisdiction of organization; (ii) it has the legal power and authority to execute and deliver this Agreement and to fully perform its obligations hereunder; (iii) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary actions and do not violate its organizational documents or any other material agreements to which it is a party; and (iv) this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable law.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

(b) Support.com represents and warrants for a period as specified in each Program Description that its Services will be performed in accordance with the applicable Program Descriptions and in a good and workmanlike manner, using the degree of skill, care, and judgment consistent with standards for performance of the Services established by Comcast and agreed to by the Parties in each Program Description. Additionally, Support.com represents and warrants that its deliverables as defined in the Program Description shall materially conform to all relevant specifications as provided in each Program Description, and be free of material or frequent defects, for a period of one (1) year from delivery to Comcast.  Support.com agrees to correct promptly any such deliverable not in compliance with this warranty.  Support.com represents and warrants that it has full power and authority to perform all of its obligations under this Agreement and such performance will not violate any contractual or other legal obligation of Support.com or any rights of any third parties.  THIS PARAGRAPH 9.2 AND PARAGRAPH 2.4 SET FORTH SUPPORT.COM’S ONLY WARRANTIES CONCERNING THE SERVICES, ANY DELIVERABLES AND ANY WORK PRODUCT.  SUCH WARRANTIES ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY.

10.           Insurance. Support.com shall, at its sole cost, maintain no less than the following insurance in full force and effect during the term of this Agreement with Comcast:

10.1          Comprehensive Commercial General Liability. Contractor's Protective Liability; Completed Operations; Product Liability; Contractual Liability; Personal Injury; and Property Damage caused by explosion, collapse and underground damage; and Broad-Form Property Damage Endorsement. The limits of such liability insurance shall be no less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for bodily injury (BI) and property damage (PD) per occurrence;

10.2          Comprehensive Automobile.  Covering all owned, hired or non-owned vehicles, including the loading or unloading thereof, with limits no less than One Million Dollars ($1,000,000) combined single limit of liability for Automobile Bodily Injury, Personal Liability and Automobile Property Damage for each occurrence; for the avoidance of doubt, this section does not impose any obligation on Support.com to insure vehicles used by Comcast or any third-party service providers);

10.3          Worker’s Compensation. Statutory Benefits as required by state where work is being performed; and Employer's Liability Insurance at a limit of not less than Five Hundred Thousand Dollars ($500,000) for all damages arising from each accident or occupational disease;

10.4          Umbrella Excess Liability. Coverage in an amount no less than One Million Dollars ($1,000,000) for each occurrence; and

10.5          Professional E&O Coverage. In addition to the foregoing, if Support.com is providing professional services utilizing mappers, surveyors, locators, architects, consultants and similar professional services then, in addition to the above requirements, Support.com shall also maintain a professional errors and omissions policy with a minimum limit of One Million Dollars ($1,000,000) per occurrence.

11.           Indemnification.

11.1          General Indemnification by Support.com. Support.com hereby agrees to defend, indemnify, and hold Comcast, its parents, affiliates, subsidiaries and their officers, directors, agents, and employees harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Comcast based on or arising from (a) Support.com’s performance under this Agreement, (b) any breach or inaccuracy of any covenant, representation or warranty by Support.com of this Agreement; (c) the gross negligence or willful misconduct of Support.com, its officers, employees, agents, and/or representatives; and/or (d) assertions under  workers’ compensation or similar employee benefit acts by Support.com or its employees or agents.

11.2          IP Indemnification by Support.com.  At its expense, Support.com shall defend, indemnify and hold Comcast harmless from any action brought against Comcast, its parents, affiliates, subsidiaries and their officers, directors, agents, and employees to the extent that it is based on a claim that the use of the Support.com Software or Support.com Proprietary Items or other intellectual property provided to Comcast by Support.com under this Agreement (“Support.com IP Products”) infringes any patent, copyright, trade secret, trademark or other Intellectual Property Right of any third party (“Support.com IP Claims”).  If any Support.com IP Product becomes, or in Support.com’s reasonable opinion is likely to become, the subject of a successful claim of infringement of any intellectual property rights, then, in addition to any other rights Comcast may have under this Agreement, Support.com shall: (i) procure for Comcast the right to use the infringing Support.com IP Product (or part thereof); (ii) replace the infringing Support.com IP Product (or part thereof) with a non-infringing, functionally equivalent one; or (iii) suitably modify the infringing Support.com IP Product (or part thereof) so that it is not infringing.  If the removal of a Support.com IP Product as contemplated by the foregoing sentence results in Support.com being unable to materially perform the Services going forward, Comcast shall have the right to terminate this Agreement or the relevant Program Description without payment of any additional fees other than fees for Services performed.  Comcast agrees to notify Support.com promptly in writing of any claim, to permit Support.com to defend, compromise or settle the claim  and to provide reasonably available information and assistance regarding such claim; provided that: (i) if Support.com fails to promptly retain defense counsel for any such claim after notice to Support.com, Comcast may, at Support.com’s expense, retain its own defense counsel and defend against such claim; (ii) Support.com’s choice of defense counsel shall be subject to the prior approval of Comcast, which shall not be unreasonably withheld, conditioned or delayed; (iii) Support.com shall not enter into a settlement of any such claim that imposes any liability or material obligation on Comcast or materially prejudices Comcast’s rights without Comcast’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (iv) Support.com shall not enter into a settlement of any such claim without Comcast’s written consent unless such settlement is solely for monetary payment by Support.com or a third party and contains an explicit and complete unconditional release of Comcast in connection with the Services and Support.com IP Products.

11.3          General Indemnification by Comcast. Comcast hereby agrees to defend, indemnify, and hold Support.com, its parents, affiliates, subsidiaries and their officers, directors, agents, and employees harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred through claims of third parties against Support.com based on or arising from (a) Comcast’s performance under this Agreement, (b) any breach or inaccuracy of any covenant, representation or warranty by Comcast of this Agreement; (c) the gross negligence or willful misconduct of Comcast, its officers, employees, agents, and/or representatives; and/or (d) assertions under  workers’ compensation or similar employee benefit acts by Comcast or its employees or agents.

11.4              IP Indemnification by Comcast.  At its expense, Comcast shall defend, indemnify and hold Support.com harmless from any action brought against Support.com, its parents, affiliates, subsidiaries and their officers, directors, agents, and employees to the extent that it is based on a claim that the use of the Comcast Software or Comcast Proprietary Items or other intellectual property provided to Support.com by Comcast under this Agreement (“Comcast IP Products”) infringes any patent, copyright, trade secret, trademark or other Intellectual Property Right of any third party (“Comcast IP Claims”).  If any Comcast IP Product becomes, or in Comcast’s reasonable opinion is likely to become, the subject of a successful claim of infringement of any intellectual property rights, then, in addition to any other rights Support.com may have under this Agreement, Comcast shall: (i) procure for Support.com the right to use the infringing Comcast IP Product (or part thereof); (ii) replace the infringing Comcast IP Product (or part thereof) with a non-infringing, functionally equivalent one; or (iii) suitably modify the infringing Comcast IP Product (or part thereof) so that it is not infringing.  If the removal of a Comcast IP Product as contemplated by the foregoing sentence results in Support.com being unable to materially perform the Services going forward, either party shall have the right to terminate this Agreement or the relevant Program Description without payment of any additional fees other than fees for Services performed.  Support.com agrees to notify Comcast promptly in writing of any claim, to permit Comcast to defend, compromise or settle the claim  and to provide reasonably available information and assistance regarding such claim; provided that: (i) if Comcast fails to promptly retain defense counsel for any such claim after notice to Comcast, Support.com may, at Comcast’s expense, retain its own defense counsel and defend against such claim; (ii) Comcast’s choice of defense counsel shall be subject to the prior approval of Support.com, which shall not be unreasonably withheld, conditioned or delayed; (iii) Comcast shall not enter into a settlement of any such claim that imposes any liability or material obligation on Support.com or materially prejudices Support.com’s rights without Support.com’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and (iv) Comcast shall not enter into a settlement of any such claim without Support.com’s written consent unless such settlement is solely for monetary payment by Comcast or a third party and contains an explicit and complete unconditional release of Support.com in connection with the Services and Comcast IP Products.

12.           Term and Termination.

12.1	Term.

Unless otherwise terminated as specified herein, the term of the Agreement is hereby amended to continue from the Effective Date through December 31, 2014 (the “Initial Term”; this Initial Term and all mutually agreed renewal terms, if any, collectively, are referred to herein as the “Term”).

12.2	Termination for Convenience by Comcast.

Comcast may terminate this Agreement for convenience upon *** prior written notice to Support.com provided the effective date for such termination for convenience is no earlier than the permitted termination date(s) set forth in the Program Descriptions under this Agreement, and Comcast pays the fees and complies with the additional terms and conditions applicable to termination for convenience of the Program Description(s) as stated therein.

12.3	Termination for Convenience by Support.com.

Support.com has the right to terminate this Agreement and/or any Program Description for convenience upon *** prior written notice if, in Support.com’s sole discretion, it believes continuation of the Agreement or Program Description is not reasonably profitable as certified by an officer, provided that Support.com pays the fees and complies with the additional terms and conditions applicable to termination for convenience of the Program Description(s) as stated therein.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

12.4	Termination for Breach.

Either Party may cancel or terminate the affected Program Description(s) of this Agreement as a whole by giving written notice of breach or default if the other (a) becomes insolvent, is unable to pay debts when due, or is the subject of bankruptcy proceedings not terminated within *** of any filing; or makes a general assignment for the benefit of creditors; or if a receiver is appointed for substantially all of its property or (b)  materially breaches or defaults on its material obligations under this Agreement and fails to cure the breach or default within *** after receipt of written notice.

12.5	Termination Upon Change of Control.

In the event more than fifty percent (50%) of the outstanding voting shares of Support.com is (or is proposed to be) acquired, directly or indirectly, then, notwithstanding any other provision of this Agreement, Support.com will provide notice of such actual or proposed transaction, and Comcast will have *** from such notice to terminate this Agreement and/or any Program Description for convenience without any further liability and without incurring any termination for convenience fee, such termination being effective upon the closing of such transaction if it occurs.

12.6	Effect of Termination.

Upon termination of this Agreement for any reason, Support.com agrees to immediately discontinue performance under all Program Descriptions, and Comcast agrees to immediately discontinue the use, sale or distribution of the Services and Support.com Software.  Upon termination of a Program Description, or this Agreement in its entirety, for any reason, Support.com agrees to: (i) return to Comcast all copies of any Confidential Information received from Comcast under the applicable Program Description(s); and (ii) return to Comcast, or Comcast’s designee, all Comcast Equipment used to provide Services under the applicable Program Description(s). Further, upon termination of a Program Description, or this Agreement in its entirety, for any reason, Comcast agrees to: (i) return to Support.com all copies of any Confidential Information received from Support.com under the applicable Program Description(s); and (ii) return to Support.com, or Support.com’s designee, all Support.com Equipment used to provide Services under the applicable Program Description(s). Termination of this Agreement by either Party will be without prejudice to that Party's other rights and remedies hereunder, subject to any limitations on remedies provided herein.  At Comcast’s request, Support.com shall provide commercially reasonable cooperation during the Term, and for a period of *** thereafter if requested in writing by Comcast at least *** prior to the expiration of the Term, in the orderly transition to another service provider.  The Parties shall execute a mutually agreeable statement of work describing the transition services Support.com shall provide during any the transition period. Support.com’s obligation during any transition period may include, but not be limited to, providing transition messaging to Customers and assistance in transferring customer data.

12.7	No Other Early Termination Fees.

Any attempt to impose early termination fees in any document, other than as provided in this Agreement or a Program Description signed by an authorized Procurement Officer, shall be void and non-binding on Comcast.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

13.           Records.

Each Party shall maintain complete and accurate records relating to the Services and the performance of its duties hereunder.  All records shall be maintained for at least three (3) years after the termination of this Agreement, and shall at all times be available for inspection and duplication by the other Party.  Support.com shall, upon a request by Comcast, use commercially reasonable efforts to promptly prepare and deliver reports to Comcast regarding its activities and expenses in connection with this Agreement. If Comcast discovers that Support.com has overcharged Comcast by more than five percent (5%) or greater than Five Thousand Dollars ($5,000) with respect to any invoice or in the aggregate with respect to any Program Description, then Support.com shall refund or credit Comcast with the amount of such overcharge already paid by Comcast, correct and resubmit all relevant invoices not yet paid by Comcast, and reimburse Comcast for reasonable out-of-pocket expenses in relation to the audit.

14.           Cooperation in Legal and Business Matters.

Support.com agrees to cooperate fully with Comcast in connection with any legal or business matter relating to this Agreement, including, without limitation, any dispute, claim or lawsuit, relating to the Services provided by Support.com pursuant to this Agreement.  Comcast shall compensate Support.com reasonably for such services unless such dispute, claim or lawsuit arises from Support.com’s actions or the infringement of any Intellectual Property Right or third-party right arising from the Services (in whole or in part), excluding any Comcast Proprietary Items.

15.           Miscellaneous.

15.1          Governing Law.  This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles.  Except as otherwise set forth in a Rider to this Agreement, any claim or controversy arising out of or relating to this Agreement shall be brought exclusively in federal or state court located in Philadelphia, Pennsylvania and the Parties hereby consent to personal jurisdiction and venue in such court.

15.2          Waiver.  No failure or delay on the part of any Party in exercising any right hereunder, irrespective of the length of time for which such failure or delay shall continue, will operate as a waiver of, or impair, any such right.  No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right.  No waiver of any right hereunder will be effective unless given in a signed writing.

15.3          Further Assurances.  Each Party to this Agreement will, at the request of the other Party and without charge (provided that the cost to the providing Party is reasonable under the circumstances), execute and deliver all such further instruments and documents as may be reasonably requested to further confirm, carry out and otherwise accomplish the intent and purpose of this Agreement.

15.4          Severability.  If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the Parties, it shall be stricken, and the remainder of this Agreement shall remain in full force and effect.

15.5          Entire Agreement.  This Agreement, including the Exhibits thereto, set forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement shall be effective unless in writing signed by the Parties.

15.6          Notices.  All notices, demands, requests or other communications given under this Agreement shall be in writing and be given by personal delivery, certified mail, return receipt requested, or nationally recognized overnight courier service to the address set forth below or as may subsequently in writing be requested.

If to Support.com, Inc.

Support.com, Inc.
1900 Seaport Blvd.
Redwood City, CA 94040
Attn.: Chief Executive Officer

With a copy to:

Support.com, Inc.
1900 Seaport Blvd.
Redwood City, CA 94040
Attn.: Legal Department

If to Comcast:

Comcast Cable Communications Management, LLC
One Comcast Center
Philadelphia, PA 19103
Attn.: VP and General Manager, Xfinity Signature Support Program

With a copy to:

Comcast Cable Communications, LLC
One Comcast Center
Philadelphia, PA 19103
Attn.: Cable Law Department – Operations

15.7          Subcontractors.  Support.com shall not delegate this Agreement to any third party without (i) the prior written consent of Comcast, which may be withheld at its sole discretion, and (ii) the prior written agreement of the proposed delegee to be bound by the provisions of this Agreement.  Notwithstanding any such subcontract, Support.com shall not be relieved of its performance or obligations under this Agreement.  Support.com may employ independent contractors in performing Services, provided that Comcast approves in writing, such approval not to be unreasonably withheld or delayed, and provided further that Support.com shall be solely responsible for each subcontractor’s full and timely performance, and the acts and omissions of each subcontractor shall be deemed and treated as the acts and omissions of Support.com itself.  Support.com shall also be solely responsible for compensating any subcontractor.

15.8          Publicity.  Support.com shall not use any trademark, service mark, trade name, or other name or logo of Comcast in any advertising or publicity and shall not issue any public statement concerning this Agreement or the Services rendered hereunder without the prior written consent of Comcast.  Notwithstanding any other provision of this Agreement, Support.com may disclose such information as may be expressly required under applicable law without such consent from Comcast, provided that Support.com promptly (prior to such disclosure to the extent possible) notifies Comcast in writing of any such disclosure required by law, including any notices received by Support.com requiring such disclosure.  Further, Support.com may disclose the existence of this Agreement and discuss non-confidential information, including qualitative information customarily discussed by public companies in relation to material agreements and large customers, in its public releases and filings required by the Security Exchange Commission, and Investor Relations communications with investors and analysts.

15.9          Headings.  The section headings are intended for reference only and do not affect the meaning or interpretation of this Agreement.

15.10        Nonexclusive Agreement.  It is expressly understood and agreed that, except as expressly provided in each Program Description, this Agreement does not grant Support.com any exclusive privileges or rights, and Comcast may contract with other consultants for the procurement of comparable services.  Except as expressly provided in each Program Description, Comcast makes no guarantee or commitment for any minimum or maximum amount of Services hereunder.

15.11        Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, representatives and assigns.  Notwithstanding the foregoing, this Agreement may not be assigned under any circumstances by Support.com to any third party without the prior written consent of Comcast.  Any assignment in violation of this Paragraph shall, at Comcast’s election, be deemed null, void and of no force or effect, or alternatively, may be deemed a material breach of the Agreement and the subject of a right to terminate by Comcast pursuant to Paragraph 12.4 (“Termination for Breach”).

15.12        Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.13        Survival.  The provisions of this Agreement that, by their sense and context, are intended to survive performance by either or both Parties shall also survive the completion, expiration, termination or cancellation of this Agreement, including without limitation, Paragraphs 5, 6, 7.4, 9, 12.6, 13, 15.1, 15.6, 15.11 and

15.14        Force Majeure.  Each Party hereto shall be excused from default or delay in the performance of its obligations hereunder, if and to the extent that such default or delay is:  (i) caused by an act of God, or other causes beyond its reasonable control including, but not limited to, fires, riots, accident, explosion, flood, or storm.  The operation of the preceding sentence shall not, however, relieve a Party from its obligation to meet the time schedules required herein unless the Party shall have taken reasonable precautions to anticipate and avoid the occurrence of the force majeure event and upon its occurrence shall have used all commercially reasonable efforts to ameliorate or eliminate its effect.  In no event shall any postponement of either Party’s obligations hereunder as a result of a force majeure event exceed the period of time that the force majeure had an effect on such Party.  If a delay or interruption of performance by either Party resulting from its experiencing a force majeure event exceeds thirty (30) days, then the other Party may terminate this Agreement by delivering written notice of termination specifying the date of termination, even though such event does not constitute a breach of this Agreement or any Program Description.

15.15        Order of Precedence.  In the event of a conflict between the terms and conditions in this Agreement and the attachments hereto, the terms and conditions of this Agreement shall control, except in the case of Program Descriptions executed by an authorized Procurement Officer, in which case the Program Description will govern and control.

IN WITNESS WHEREOF the Parties have entered into this Support Services Agreement as of the Effective Date.

COMCAST CABLE COMMUNICATIONS	SUPPORT.COM, INC.
MANAGEMENT, LLC

By:	By:
Name:	Name:
Title:	Title:

Date:	Date:

EXHIBIT A

PROGRAM DESCRIPTIONS

AMENDED AND RESTATED
PROGRAM DESCRIPTION NUMBER 1

XFINITY SIGNATURE SUPPORT (“XSS”)
REMOTE SUPPORT SERVICES

THIS AMENDED AND RESTATED PROGRAM DESCRIPTION NUMBER 1 (“Program Description”) is entered into this  5th day of July, 2012 (the “Amended Program Description Effective Date”) pursuant to the SUPPORT SERVICES AGREEMENT of even date herewith (the “Agreement”) by and between Comcast Cable Communications Management, LLC, a Delaware limited liability company, on behalf of its applicable affiliates and subsidiaries, with offices at One Comcast Center, 1701 JFK Blvd., Philadelphia, PA 19103 (“Comcast” or “Reseller”) and Support.com, Inc., a Delaware corporation with offices at 1900 Seaport Boulevard, Redwood City, CA 94063 (“Support.com”), each a “Party” and collectively the “Parties.”  Unless otherwise specified herein, all provisions of this Program Description as amended and restated are effective as of the Amended Program Description Effective Date above.  Defined terms in the Agreement shall have the same meaning in this Program Description.  In the event of any conflict or inconsistency between the Agreement and this Program Description, the provisions of this Program Description govern and control.

1.       Program Background and Objectives

This Paragraph 1 (“Program Background and Objectives”) is for descriptive purposes only and does not create binding obligations on either Comcast or Support.com.

1.1.          Background

Comcast has launched a new Xfinity Signature Support (“XSS”) business for its customers.  This business seeks to capture the growing market opportunity to provide premium technology services to Comcast customers who need help with (a) install/setup, (b) connect/secure, (c) educate/advise (d) break/fix, and (e) general help in relation to digital devices (PC, peripheral, smart phones, wireless networking). These services will be charged as either a one-time transaction or an on-going monthly recurring fee.

1.2.          Objectives

The Services under this Program Description will be delivered remotely via phone, chat, and online via screen sharing and other remote tools by Support.com (the “Program”).  These Services will be sold on a one-time transaction or on-going monthly fee basis.  Comcast expects that Support.com may sell certain third-party services agreed by the Parties. Support.com has also integrated with one or more on-site services providers to be selected and retained by Comcast to address service incidents that cannot be resolved remotely or where on-site services are preferred by the Customer..

2.	Scope of Services

The general requirements of this Program Description and the Services provided hereunder are discussed below, and are subject to the Parties’ more detailed descriptions in a separate mutually agreed Vendor Program Requirements Document (“VPRD”).

2.1.           Territory

The Territory for the Program shall be the United States. The Services will be provided in English.  Following the Launch Date (as defined below), at such time and in such manner as the parties shall mutually agree, Support.com shall provide the Services in Spanish as well as English.  The parties shall amend this Program Description as necessary in light of such addition.

2.2.          Support.com Obligations

Support.com’s obligations below are dependent on the good faith efforts of all parties involved including the timely provision as needed by Comcast of its corresponding inputs and approval as specified in this Program Description and the VPRD, in support of the target date of October 29, 2010 for commercial launch of the Program or such other date as the Parties may agree (the “Launch Date”), and continuing thereafter as necessary in relation to ongoing obligations.

2.2.1 Micro-Site

a.
Support.com created (and hosts part of) a customized a Comcast Xfinity Signature Support micro-site (“Micro-site”) subject to Comcast’s prior approval, including, without limitation, conforming to Comcast Xfinity branding guidelines as may be modified from time-to-time.  Support.com agrees that Intellectual Property rights in original web pages and other original materials developed solely for use on the Micro-site will be owned by Comcast; for the avoidance of doubt, such Intellectual Property rights do not include any rights in third-party components, or Support.com’s pre-existing Intellectual Property rights. Upon any termination of the Agreement or of this Program Description, Support.com agrees to grant to Comcast a perpetual, royalty-free, nonexclusive license in the Territory to any Support.com Intellectual Property Rights in the Micro-site in order for Comcast to continue operation and maintenance of the Micro-site at Comcast’s expense for the XSS program; for the avoidance of doubt, such license does not include rights in third-party materials except to the extent Support.com has a pre-existing right, without additional expense, to sublicense such third-party rights to Comcast.

b.	[Deleted.]

c.	Such Micro-site shall have online ordering and processing capability for one-time incident Services orders using credit cards.

d.	Such Micro-site shall provide the ability to view basic account/usage/order history data and ticket histories as made available from Comcast and Support.com internal systems.

2.2.2 Desktop Agent

a.	Support.com shall rebrand its existing desktop agent for XSS offerings (the “Desktop Agent”)
b.	Such Desktop Agent shall permit remote scanning of potential PC issues with little or no end-user involvement
c.	The Desktop Agent shall permit access by the Customer to Support.com’s XSS agents
d.	The Desktop Agent will include proactive and self-help tools as additional value add to Customers
e.	In addition, in such manner and at such times as the parties may agree, such Desktop Agent shall enable:
1.	Customized proactive messaging to end users to demonstrate on-going value
2.	Chat functionality
3.	Connection to sales of XSS offerings (remote subscriptions, one-time incident offerings, extended warranty, etc.)
-
The parties shall mutually agree upon scripts and other procedural steps Support.com will take to ensure appropriate upsell and cross-sell efforts are made by Support.com with respect to the extended warranty plans and other XSS offerings.

4.	Access to basic account/usage/order history using the Desktop Agent
5.	Access to tutorials on PC issues as well as Comcast services
6.	Access to Support.com and other 3rd party software offered to XSS customers.

2.2.3 Sales Center

a.
Support.com shall establish, train and maintain a sales capability to support XSS offerings (including but not limited to remote subscriptions, one-time remote services offerings, on-site services, and equipment protection plan (“EPP”) offerings) until June 29, 2012.

b.
Staffing for such sales group shall be maintained in accordance to the service level agreements outlined in Exhibit D (“Service Level Terms”) until April 1, 2012; after this date Exhibit D service levels will no longer apply to the Support.com Sales Center and staffing of the sales group by Support.com will be reduced in mutually agreed steps until closure of Support.com’s Sales Center on June 29, 2012.  In addition to selling proactively, Support.com’s sales group shall be equipped to take pre-qualified leads from Comcast sales channels as specified in the VPRD until closure of the Support.com Sales Center on June 29, 2012.

2.2.4 Billing

To the extent Support.com receives Services sales orders directly from Customers to be paid by credit card, Support.com will process such orders on Comcast’s behalf using a mutually agreed merchant account, which provides tracking of credit card purchases authentication, refunds and other charges or credits, as provided in the VPRD.

a.	To the extent Support.com makes sales that are to be billed to the Customer using the Comcast biller, the Parties’ respective obligations shall be as specified in the VPRD.
b.	To the extent Comcast makes sales of Services using the Comcast biller or any other method, the Parties’ respective obligations shall be as specified in the VPRD.

2.2.5 Systems Integration and Engineering Work

The VPRD will specify mutually agreed integration, branding and similar engineering work required of Support.com, and the schedule therefore, in relation to Support.com’s Services Delivery Management System (“SDMS”) platform, Desktop Agent and its other tools to be deployed in support of the Program.  Further, the Desktop Agent and certain other software will be subject to testing and maintenance procedures as specified in Exhibit E (“Software Testing and Release Management”).

2.2.6 Service Delivery

Support.com will provide Services to Customers in accordance with Paragraph 5 (“Service Delivery Process”) below.  Training of the Parties’ respective personnel will be as mutually agreed by the Parties.  If and to the extent Support.com is to be reimbursed for any expenses related to such training, such reimbursement will be subject to the provisions and limitations of Exhibit B (“Comcast Policies And Procedures For Reimbursement Of Expenses”).

2.3.          Comcast Obligations

2.3.1 Input and Review

Comcast shall provide timely input, review and approval so as to enable Support.com to fulfill its obligations as provided in this Program Description.

2.3.2 Marketing and Sales

Comcast will conduct marketing and sales efforts in relation to Services as provided in the VPRD.  Further, Comcast agrees that its marketing and sales efforts will not limit its promotion of Services to channels that principally target Customers with a pre-existing problem.

2.3.4 Data

Comcast will timely provide such data from Comcast systems as may be necessary for Support.com to fulfill its obligations hereunder as well as data that is required for invoicing purposes.

2.3.5 Third-Party Vendors

As between Support.com and Comcast, Comcast is responsible for all aspects of XSS   provided or supported by Comcast and its third-party vendors.  Comcast’s obligations with regard to such third parties include, without limitation, contracting with such third parties, licensee fees and other payment obligations to such third parties, and program management responsibilities.

2.3.6 Testing

Comcast will make available to Support.com in advance of the Launch Date and thereafter, as agreed in the VPRD, reasonable access to test systems appropriate for the Comcast production systems on which Support.com Software will be deployed in support of the Program.

2.3.7 Comcast Systems

Comcast will make available to Support.com, as specified in the VPRD, access and reasonable training in relation to Comcast Software and any other systems or programs supplied by Comcast to be used by Support.com in performance under the Program.

3.	Services

3.1.	Minimum Requirements for Delivery of Remote Services

The following minimum system requirements apply to all Customer systems as a pre-requisite for delivery of Services to such Customer unless otherwise specified in the VPRD:

3.1.1	Computer must be running Windows XP, Vista, Windows 7 or Mac OS 10.5 or above.

3.1.2
Computers must have adequate available RAM for basic service as specified in the VPRD.  For any services requiring installation of software or connections to peripheral devices, the manufacturer’s minimum system requirements also must be met.

3.1.3	For all services that entitle support for peripherals (i.e. printer, camera, digital music players as specified in the VPRD):

•	The Customer must have all necessary cables for attaching the computer to the peripheral

•	The peripheral must be in good working order

•	Peripherals must be unboxed with all parts readily available.

3.1.4	Customer must have the required login information to gain Internet access and administrator level access to the computer and devices for which the services are being provided.

3.1.5
Customer must have working High-Speed Internet access in their residence. As an entitled component of every subscription and incident-based Service, Support.com will perform its standard connectivity troubleshooting steps if needed to determine if connectivity is available to the Customer home.

In the event that connectivity is not available after the troubleshooting steps have been completed, Support.com shall then use the process as specified in the VPRD for “Can’t Deliver Service Remotely.”

3.1.6	Services must be provided to residential Customers for personal use pursuant to a Comcast Terms of Service, which includes mutually agreed acceptable use policies, as provided in the VPRD.

3.1.7
In the case of Services that are subscriptions, Customer computers must have and maintain valid and up-to-date anti-virus software installed during the subscription period. Support.com may deny service to any Customer who does not comply with these requirements after the initial set-up and activation of the subscription.

3.2.	Service SKUs

Remote service offerings under this Program Description fall into two categories:  remote support subscription offerings, and remote support incident offerings.

3.2.1.	Remote Support Subscription Offerings

The Services that are remote support subscription-based offerings are as listed below and described more fully in the VPRD.  Fees due to Support.com from Comcast for each SKU delivered are as shown below.  Effective January 1, 2012, monthly subscription fees due to Support.com will be calculated based on the *** of Customers entitled to each subscription Service during the month based on reports run on the last day of each calendar month, e.g., the average number of Customers entitled in *** of a year would be the sum of the report run at the end of *** and the report run at the end of ***, divided by ***, with the exception of the one-month Wireless Networking Support with Professional Installation subscription (the “One-Month Wireless Networking Support with Professional Installation” SKU) which will be paid on a per installation basis.

Excluding the ***, a one-time activation/set-up fee to Support.com is required at the time of sale for the subscription Services.  Further, the subscription services are subject to termination fees during limited periods as provided below in Paragraph 6.1 (“Service Delivery Wholesale Pricing; Termination Fees”).  In the event a Customer upgrades from a *** subscription SKU for which the Customer has already paid an activation/set-up fee, to the ***, the applicable *** activation/set-up fee otherwise due is hereby waived by Support.com.  In the event a Customer downgrades from the *** SKU to another subscription SKU, activation/set-up fees, if any, applicable to the new subscription SKU are hereby waived by Support.com.  If a customer chooses to upgrade their subscription to *** and has previously paid an enrollment fee, SDC will be entitled to the difference in the two wholesale enrollment fees as an supplemental enrollment fee. In all other instances, activation/set-up fees apply to all Customers added to a subscription Services SKU, whether by new sales, service upgrades, service downgrades, or otherwise.

Financial Reconciliation of Suspended Subscriptions

(a)

i.
Notwithstanding any other provision of the Agreement, Support.com will not charge a new activation/set-up fee upon reinstatement of any Customer whose entitlement to a Subscription Service with such a fee was previously suspended for non-payment, or due to an accidental processing error, or to facilitate the Customer’s change of address to a new primary service address (each a “Suspended Customer”), provided that the Suspended Customer’s reinstatement occurs within ninety (90) days of suspension to the same subscription SKU or one to which the Customer could have upgraded or downgraded to without an activation/set-up fee had the Customer remained in good standing during the period.

ii.
For the avoidance of doubt, activation/set-up fees, and TF, for transfers between subscriptions shall continue to be handled as set forth in Section 3.2.1, and 6.1, respectively, of the Program Description.

(b)
If and to the extent a Termination Fee (“TF”) under the Agreement was due to Support.com with respect to the Suspended Customer, such Termination Fee will be waived by Support.com upon reinstatement of the Suspended Customer on the condition that such reinstatement occurs within ninety (90) days of suspension and Support.com is promptly notified of reinstatement of entitlement for the Suspended Customer using the following process:

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

i.
Within twelve (12) business days following the end of each calendar month, Comcast shall provide Support with a TF Re-Connected Adjustment Report covering all TF reinstatements for that calendar month.  Support.com shall review the Report and shall inform Comcast within five (5) business days whether it agrees with or disputes the requested credit.  After the Parties agree to a credit adjustment, Support.com shall generate a credit memo within five (5) business days, and shall submit the credit memo to Comcast.

(c)
Suspended Customers from whom Comcast has collected fee for the periods of suspension will be included in the calculation of average monthly fees due to Support.com as provided in Section 3.2.1 (“Remote Support Subscription Offerings”) of the Program Description.

(d)
For the purposes of calculating TF under the Agreement due in relation to reinstated Suspended Customers who subsequently early terminate their subscription, the months excluded from payment of monthly fees as provided in subsection (c) above are not included in calculating the month of the subscription for TF purposes.  For example, a reinstated Suspended Customer who subsequently early terminates in what would have been Month 6 of the original subscription service, but who was suspended for two months of that period prior to reinstatement, would be treated as terminating in Month 4 of the subscription for TF purposes.  For the avoidance of doubt, Comcast will not be liable for a TF for a Customer who changes primary address unless the total length of the subscription, across both addresses, is subject to TF.  For example, in the case of a Customer who has a subscription at address A for one month and at address B for an additional 45 days and then cancels, Comcast will be liable for a TF for a 3rd month cancellation.

The following amended and restated provisions in this Section 3.2 (“Service SKUs”) are effective on the date these SKUs as revised are launched, currently anticipated to be July 5, 2012 or such other date as may be mutually agreed by the Parties.

Subscription SKU name	Support.com Fees	Description
Wireless Networking Support	$*** per month per active subscriber for one home network, plus activation/setup fee of $*** (unless activation/setup is performed by Comcast’s on-site provider)
Helps users set up and manage a secured wireless network and connect up to five (5) devices, and support any wireless network issues they encounter.

Members get a discount on remote and onsite incident services.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Wireless Gateway (“WG”) Support
$*** per month per active subscriber for one WG network; No activation/set-up fees apply to WG Support.  In the event Comcast chooses to begin charging WG Customers a retail activation/set-up fee, the Parties will meet and negotiate in good faith a wholesale share of such fee(s) payable to Support.com.

Helps users set up and manage a secured wireless network using the WG device and connect up to five (5) devices, and support any wireless network issues they encounter.

Members get a discount on remote and onsite incident services.

One-Month Wireless Networking Support with Professional Installation
One-time $*** per Customer receiving on-site professional wireless network installation through Comcast, for so long as Comcast includes a thirty (30) day entitlement to the Wireless Networking Support SKU services provided by Support.com with such on-site professional wireless network installations; No activation/set-up fees otherwise due in relation to this SKU as long as the persons providing the on-site professional wireless network installation complete the required aspects of the on-site installation for the Customer before entitlement to this SKU commences.

A thirty (30) day entitlement with the same features as the Wireless Networking Support subscription SKU.

 If, during the thirty (30) day entitlement period, the Customer upgrades to a different XSS subscription, the Support.com fee shall be the fee for such other subscription under Section 3.2 of the Program Description and the $*** fee described in this section shall not be charged separately.  If the $*** fee has already been charged to Comcast, Support.com shall credit such amount back to Comcast.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Computer Maintenance
$*** per month per active subscriber for up to four (4) supported computers; this SKU may not be proactively sold to new subscribers after July 5, 2012; provided, however, that this SKU may be sold if requested by the Customer until December 31, 2012 after which no further sales of this SKU are permitted

Includes automated support through Desktop Agent, plus license for Cosmos for each supported computer. Members get a discount on remote and onsite incident services.

Support.com will continue to provide Services in relation to this SKU during the Term to Customers who are active subscribers to this SKU as of December 31, 2012, after which time no new subscribers may be added using this SKU. These pre-existing subscribers as of December 31, 2012 will continue to be entitled to have up to five (5) live assisted tune-ups in total per year upon request. Comcast will continue to pay fees to Support.com in relation to active subscribers during the Term as provided in Section 5 (“Payment Terms; Taxes”) of the Agreement.

Maintenance and Networking Bundle
$*** per month for coverage of one home network and up to four (4) supported computers +  activation/set-up fee of $***; a $*** per PC additional one-time charge applies when an anti-virus (“AV”) install is required.

Ccoverage of one home network and up to four (4) supported computers ; installation of anti-virus (“AV”)  where required.

This SKU will be replaced by the Wireless Networking and Computer Performance SKU on July 5, 2012 and will not be sold to new subscribers after that date.  Subscribers to this service active prior to this time will continue to be entitled to have up to five (5) live assisted tune-ups in total per year upon request at no additional charge.

Wireless Networking and Computer Performance	$*** per month per active subscriber for coverage of one home network and up to four (4) supported computers + activation/set-up fee of $***
A bundled offering of the Wireless Networking subscription SKU and license to the Support.com End-User Software Cosmos.

For Customers who are active subscribers to this SKU as of July 5, 2012, Cosmos software will be offered on a proactive self –install basis to pre-existing subscribers at any future point of service delivery. These pre-existing subscribers will continue to be entitled to have up to five (5) live assisted tune-ups in total per year upon request at no additional charge. Software will be communicated to Comcast customers as Computer Performance Tool

Members get a discount on remote and onsite incident services.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Help Desk
$*** per month per active subscriber + activation/set-up fee of $***; this is a trial SKU which will be sold in a pilot by up to 24 sales agents for one month only.  After the one-month trial period, any further sales of this SKU will be only by mutual agreement of the Parties.

Includes the Wireless Networking and Computer Performance SKU, plus software troubleshooting and configuration, new PC set-up, peripheral installation and troubleshooting, Internet security services, smart phone setup, and training materials (maximum 30 minutes on areas within program scope); for the avoidance of doubt, this SKU does NOT include malware removal. Cosmos software will be communicated to Comcast customers as Computer Performance Tool

Members get a discount on remote and onsite incident services.

Complete Home Support	$*** per month for up to *** supported computers + activation/set-up fee of $***
Includes the Help Desk SKU subscription Services plus entitlement to Internet Security and Virus Removal SKU Services as needed.  Subscription requires Customer to maintain approved active anti-virus software upon activation/set-up. For customers who are active subscribers to this SKU as of July 5, 2012, Cosmos software will be offered on a proactive self-install basis to any pre-existing subscribers atg subscribers at any future point of service delivery. Software will be communicated to Comcast customers as Computer Performance Tool

Members get a discount on remote and onsite incident services.

Computer Performance Tool STAND-ALONE SUPPORT.COM END-USER SOFTWARE LICENSE	$*** per month per active subscriber; entitled subscribers will be provided email notification of license key and download location; no installation services
Stand-alone (not bundled with any other Services) distribution of a licensed copy of the Comcast-branded Cosmos product (a Support.com End-User Software product) to a Customer on monthly subscription terms pursuant to procedures and processes as mutually agreed and reflected in the VPRD.

Comcast will be responsible for providing all “Tier 1” support for WG Customer calls, including without limitation modem/eMTA connectivity, router connectivity, and handoff of qualified WG subscriber calls to Support.com for service delivery.  Support.com will not be required to provide Tier 1 support to WG Customers unless explicitly agreed to by the Parties in the VPRD.

For the avoidance of doubt, Customers with WG Support need not continue, nor will they be offered or subsequently billed for, Wireless Networking Support.  The Parties will cooperate as needed on data exchanges and other procedures as necessary to ensure timely and accurate Customer billing in this regard.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

3.2.2.	Remote Support Incident Offerings

The Services that are remote support incident-based offerings are as listed below and described more fully in the VPRD.  Pricing due to Support.com from Comcast for Services sold is as shown below.

Incident Offer SKU	Support.com Fees	Description
Home Networking	$*** (or $*** for subscription Customers who qualify for discount); additional devices beyond *** connected, $*** per device (or $*** for subscription Customers who qualify for discount)	Setup, configuration, and connection of wireless/wired router setup of cup to *** devices and secured (30 day guarantee to Customer in accordance with agreed refund procedures)
Internet Security and Virus Removal	$*** (or $*** for subscription Customers who qualify for discount)	Remove known viruses, spyware, malware and root kits on the PC and show how to protect the computer from malicious programs in the future
Help Desk	$*** (or $*** for	Assist Customer with one (1) incident of: -Installation of a supported peripheral
	subscription Customers	-Use of a supported mobile device
	who qualify for	-Installation of a supported software application
	discount)	-New PC Setup
-PC Tune-Up
-Training on supported application or tasks
-Email support
-General Help

3.2.3 AV Installation

AV installation shall be handled as mutually agreed by the Parties and set forth in the VPRD.

4.      [Intentionally Deleted]

5. Service Delivery Process

The general requirements of the Program service delivery process are discussed below, and are subject to the Parties’ more detailed descriptions in the VPRD.

5.1	Service Delivery Requirements

5.1.1 Service Delivery Call Center

Support.com shall:

a.	Maintain a service delivery capability with sufficient staffing to meet SLAs set forth in Exhibit D (“Service Level Terms”) based on quarterly forecasts

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

b.
In such manner and at such times as the Parties may agree, configure Support.com’s SDMS to support XSS service delivery business processes and technology platform (standard operating procedures, ticketing, post-service delivery emails) Comcast offerings, scope of delivery and desired Customer experience

c.	Brand Service delivery scripts and “leave behind” reporting as specified by Comcast, and include Comcast-approved messaging.
d.	Manage subscription and Customer entitlement prior to Service delivery based on data provided by Comcast
e.	Provide access to Services 24 hours a day, 7 days per week.

5.1.2 Screen share and desktop tools

Support.com shall:

a.	Complete and periodically maintain such reasonable security audits of screen share and desktop tools as the Parties may agree.
b.
Maintain commercial license agreements for all third-party tools utilized in service delivery process by Support.com; provided, however, that Comcast shall maintain commercial license agreements for all third-party tools (e.g. Grand Slam, Norton Suite) required and provided by Comcast to Support.com for use in service delivery process.

5.1.3 On-site Work Order Creation and Management

a.	Comcast’s selected on-site provider(s) shall integrate its work order systems with Support.com’s SDMS through a mutually agreed integration plan using the SDMS application program interface (“API”).
b.	Support.com shall receive work order status updates from on-site provider through the SDMS API.
c.	Comcast’s selected on-site provider shall integrate its scheduling system with SDMS through a mutually agreed plan using the API.
d.	Support.com shall be initial contact with XSS subscribers regarding on-site delivery scheduling and work order status.

5.2 Reporting Requirements

Support.com will commit to the following reporting requirements as further described in the VPRD:

•	Support.com mean time to answer calls and other agreed Key Performance Indicators as set forth in the KPI Dashboard provided pursuant to Exhibit D (“Service Level Term”)

•	Customer satisfaction reporting for the Services

•	Reported Customer survey results

•	Transaction Volume Reporting (Weekly Summary) (Daily data and cumulative)

•	Actual monthly Key Performance Threshold metrics as specified in Paragraph 6.1 relating to the Performance Fee.

•	All other mutually agreed upon reporting as outlined in the VPRD

5.3	Service Delivery Requirements

5.3.1	Entitlement Process. For all remote subscription service calls, technician will:

●
Obtain Customer information to look up subscription in Support.com system and confirm account status (i.e. not suspended or terminated) until an API into the Comcast’s biller is available.  Once an API is available, the API into the Biller will be used to confirm account status and entitlement.

●	Use Comcast biller or Grand Slam as backup in case Customer subscription account status cannot be determined in Support.com system until such time as a Biller API is available
●
Once account status confirmed and remote connection has been established, technician will validate that connected machine is entitled – if not, technician will remove existing PC entitlement and replace with new PC entitlement, as appropriate.

5.3.2	Call handling for Customers with pre-existing On-site Service orders. In the case either a technician receives a call from a Customer regarding an on-site service already ordered, the technician will:

●	Obtain Customer information in order to look up the order in the Support.com system
●
Attempt to answer Customer questions or concerns based on the information in the on-site services order (note that this should include the most up-to-date information from the on-site services provider via real-time link)

●	Transfer the Customer directly to the on-site services provider in the event the Support.com technician is not able to address the Customer issue

5.3.3
Call handling for Customers with pre-existing EPPs.  In the case either a technician  receives a call from a Customer regarding an EPP already ordered, the technician  will transfer the Customer directly to the third-party EPP vendor’s call center.

6.	Pricing and Fees

6.1.	Service Delivery Wholesale Pricing; Termination Fees

Comcast will pay Support.com the fees for incident-based and subscription offerings and other Services according to the tables shown in Paragraph 3.2 (“Service SKUs”) above and the payment procedures of the Agreement. All prices are stated in U.S. dollars.

In addition, the following Termination Fees (“TF”) due to Support.com will be applied when a Customer terminates a subscription (other than the ***) during the periods below.  After the periods below, if a Customer terminates his subscription, there is no TF.  For the avoidance of doubt, if a Customer downgrades from any subscription SKU to the any other subscription SKU, except for ***, with no interruption in the period of service, such change is not a termination of the subscription for the purposes of TF; the TF due, if any, upon a subsequent termination by the Customer will be calculated based on the subscription Service in effect with the Customer at the time of termination; provided, however, Comcast agrees not to permit Customers to upgrade or downgrade in conjunction with terminating Services simply for the purpose of reducing TF.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Notwithstanding anything herein to the contrary, the Month 1 TF and activation/set-up fees otherwise due to Support.com as shown below will not accrue when a Customer terminates a subscription during the first 30 days AND has not activated, been set-up, or otherwise received any service under the subscription.

Subscription Termination Fees

Home Network		WG Support Wireless Networking & Computer Performance/ Maint & Net. Bundle				HelpDesk		Complete Home/ Help Desk Plus
Month	TF	Month	TF	Month	TF	Month	TF	Month	TF
1	$***	1	$***	1	$***	1	$***	1	$***
2	$***	2	$***	2	$***	2	$***	2	$***
3	$***	3	$***	3	$***	3	$***	3	$***
4	$***	4	$***	4	$***	4	$***	4	$***
5	$***	5	$***	5	$***	5	$***	5	$***
6	$***	6	$***	6	$***	6	$***	6	$***

For the avoidance of doubt, if Comcast questions or wishes to dispute Support.com’s initial determination of TF due with respect to any particular account which has been terminated, the Parties agree to use the following procedure: Comcast will identify the account in question and specify the basis for questioning or disputing Support.com’s initial determination, and Support.com will review in good faith available records in relation to the matter and respond to Comcast within five (5) business days with a written determination.  If Support.com’s determination requires Support.com to correct or update records to reflect proper handling of the account and related TF, Support.com will do so promptly to be reflected in the next invoice or billing statement to Comcast.  If Comcast disagrees with Support.com’s written determination, it will promptly notify Support.com, and the Parties will jointly review available records, including without limitation call and other recordings, to reach agreement as to the disputed handling of the account TF.

Additional Performance Fees for WG Support subscription SKU subscribers for the period of January 1, 2012 – June 30, 2012 will be invoiced by Support.com and paid by Comcast pursuant to Section 5 of the Agreement (“Payment Terms; Taxes”).

6.2.	Service Sales Fees

Support.com will invoice and Comcast will pay pursuant to Section 5 (“Payment Terms; Taxes”) an additional fee for incident-based and subscription offerings and other Services, if any, that are sold to Customers by Support.com according to the table outlined below; all prices are stated in U.S. dollars:

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

	Offering	One-Time Sales Fee
Remote Services	Subscription	***% of the standard (non-promotional) retail price for one month of the SKU (i.e., ***% times the standard monthly retail subscription price) on Qualifying Subscriptions*
	Incidents	***% of the standard (non-promotional) retail price of the SKU net of standard XSS subscriber discounts, if any, applicable to the SKU
Other Services	On-site Services	***% of the standard (non-promotional) retail price of the SKU net of standard XSS subscriber discounts, if any, applicable to the SKU
	EPP	***% of the standard (non-promotional) retail price for one month of the SKU (i.e., *** times of the standard monthly retail subscription price)

* “Qualifying Subscriptions” for the purposes of this Section 6.2 are those that are (a) sold by a Support.com sales or delivery agent to a Customer, (b) and at the end of the same calendar month as the sale, the Customer’s subscription account is still “active.”  For the purposes of this paragraph, “active” means the Customer subscription has not been terminated, and the Customer remains entitled to the same or upgraded subscription SKU services.

6.3.          Sales Transaction (Payment Gateway) Fees

Comcast will reimburse Support.com on a monthly basis the actual out-of-pocket fees charged by third-party payment gateway provider(s) and other providers, if any, to Support.com as necessary for processing Program sales transactions with Customers on Comcast’s behalf.  In all instances, Comcast shall be the seller of record for transactions under the Program.

6.4.          Retail Pricing

Comcast has the right to set and change retail pricing, if any, which will not affect the wholesale price of the Services or other fees due Support.com as provided herein.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

6.5.          Refund Policy

Support.com will deliver the Services in accordance with the applicable Service standard operating procedure and the mutually agreed Customer Terms and Conditions as stated in the VPRD.  Generally, in the event Support.com fails to complete an incident-based Service, Support.com will not charge the Customer at the time of service and if necessary initiate refund procedures as specified in the VPRD if the Customer has already been charged.  If a Customer subsequently experiences a problem with the incident-based Service, Support.com will use commercially reasonable efforts to try to resolve the Customer’s problem, at no additional charge for a period of up to *** days from the date the Services were originally completed.  For all Services completed (including, without limitation, all subscription Services through the subscription term or any termination), no refund or credit will be provided by Support.com to any party.  For the avoidance of doubt, activation/setup fees and previously billed monthly subscription fees are not refundable.  Any Customer refund in relation to conforming Services is the sole responsibility of Comcast.  Notwithstanding the foregoing, in the event that a Customer is dissatisfied with service under their subscription, the Customer may be offered a credit of ***% of the monthly cost of their subscription up to one full month upon escalation, as a customer retention incentive, in which case fees due to Support.com for such Customer for that one month may be reduced by ***% if procedures for such adjustment are specified and agreed to in the VPRD.

6.6.          Hosting Cost Reimbursement

Comcast will reimburse Support.com on a monthly basis for the actual out-of-pocket expenses paid by Support.com, if any, to third parties for the storage, hosting and bandwidth costs associated with the Micro-site.

6.7.          Out-of-Scope Marketing and Other Projects

The Parties hereby agree that Comcast may request, and Support.com may provide, out-of-scope marketing and other  projects in relation to the Program.   The additional fees, if any, to be charged by Support.com for such projects shall be expressly stated by Support.com (including all third-party costs and any management or administrative fee of Support.com) and must be approved in writing by Comcast.  For the avoidance of doubt, nothing in this paragraph obligates Comcast to request, or Support.com to provide, out-of-scope marketing or promotional services, nor shall Comcast be obligated to pay fees for such services beyond those previously approved in writing.

6.8.          Third-Party Sales Services Providers.

Prior to the closure of Support.com’s Sales Center on June 29, 2012 as provided in Section 2.2.3 (“Sales Center”) Support.com’s only compensation in relation to the use of approved third-party sales service providers will the commission-based fees as specified in Section 6.2 (“ Service Sales Fees”); provided, however, that for the period of April 1, 2012 through June 29, 2012, Comcast will pay additional fees equal to Support.com’s actual out-of-pocket costs plus ***% for the ***% FTEs above *** in *** that Support.com deploys through the approved third-party sales service provider ***.

Commencing June 30, 2012, the provisions of Section 6.2 (“ Service Sales Fees”) will no longer apply to third-party sales service providers contracted by Support.com, and fees under Section 6.2 will apply only if and to the extent qualified sales are made by Support.com delivery agents as part of specified upsell and cross-sell procedures.  In lieu of  Service Sales Fees under Section 6.2 in relation to third-party sales service providers contracted by Support.com, Support.com will invoice and Comcast will pay pursuant to Section 5 (“Payment Terms; Taxes”) an additional fee equal to Support.com’s actual out-of-pocket costs for *** sales agents at *** and *** supporting such sales agents, plus any additional personnel to which the parties may agree, plus ***%.  Comcast may reduce the number of personnel contracted by Support.com at third party sales service providers to any level or no level upon thirty (30) days prior written notice to Support.com.  Support.com shall work with the third party sales service providers to deliver services in a manner satisfying the standards of performance set forth in Section 2.4 of the Agreement.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

In addition, Support.com will invoice and Comcast will pay pursuant to Section 5 (“Payment Terms; Taxes) the following fees related to third party sales service providers: Ninjato set up fees in the amount of $*** per sales agent.

7.	Agent Availability Fees [Deleted.]

8.	Relationship Governance

8.1.	Roles and Responsibilities

Comcast and Support.com will jointly establish a governance model to meet the objectives of the program and the execution of the Program.  A joint Comcast-Support.com team will meet on a mutually agreed upon frequency to review progress against the objectives.

8.2.	Change Control

8.2.1.           Program Change Control Process.

Each Party has the right, upon written notice to the other, to request changes and/or modifications to the program, by notifying the other Party with a written Change Order Request, in a form as mutually agreed to by the Parties.  Upon receipt of such notification, the receiving Party shall promptly evaluate the request to determine the impact the change would have on the Program.  Once the evaluation has been completed by the receiving Party, the parties agree to discuss any objections or concerns in good faith, and mutually agree upon a path to resolution within twenty (20) working days thereof.  The Parties may then execute a written Change Order, which shall reflect all changes agreed upon and which shall be attached as an amendment to this Program Description.

8.2.2.           SKU Change Process.

Notwithstanding the foregoing Change Control Process clause, any changes to Service SKU’s including but not limited to the pricing of existing SKU’s, the addition of any new SKU’s, the removal of any existing SKU’s, or changes to Service inclusions, scope, pre-requisite requirements, or entitlements may be managed by a SKU Change Process to be defined and mutually agreed upon. Until such time that the SKU Change Process is defined and mutually agreed upon, the Change Control Process will be required for any SKU changes.

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

9.      Exclusivity

9.1.                  Exclusivity for Support.com. Comcast agrees for a period of *** from October 25, 2010 not to directly or indirectly engage another remote technology support and solutions provider, or provide through its own employees or contractors, the same or similar services to those provided by Support.com to Comcast under this Program Description.  Thereafter for the remainder of the Term, if Support.com is no longer the de facto exclusive provider of remote technology support and solutions that are the same or similar to those specified in this Program Description, then Comcast agrees that at least ***% of XSS remote services by monthly dollar volume will be provided by Support.com; provided, however, that at any time if the actual share for Support.com is less than ***% of XSS remote services by monthly dollar volume, Support.com may terminate this Program Description upon *** prior written notice to Comcast.  Notwithstanding the foregoing and for the avoidance of doubt, Comcast will be allowed to engage additional third-party providers of non-competing services from which Support.com aggregates the services and sells such services to Comcast pursuant to a separate Program Description (e.g., on-site repair services, web hosting, domain name registration). Further, the Parties acknowledge and agree that, subject to express restrictions herein, Support.com is free to pursue distribution arrangements with other ISPs and others and the licenses and reseller appointment under this Program Description are not exclusive to Comcast. In the event Support.com believes Comcast may not be allocating the required dollar volume, Support.com may request that Comcast investigate the volume and period in question and respond promptly to Support.com.  Upon request by Support.com (no more frequently than twice per year), Comcast agrees to allow a confidential inspection and audit by a mutually agreed independent third party at Support.com’s expense with reasonable prior notice to assure Comcast’s compliance with this Paragraph.

9.2.                 Exclusivity for Comcast.  The Parties agree that Comcast may request, and Support.com will grant on a basis not to be unreasonably withheld or delayed, a limited period in which specific functionality or program feature requested by Comcast is not made available by Support.com to third parties provided that:  (i) the functionality or feature requested by Comcast is novel; (ii) the exclusivity does not unduly restrict Support.com’s ability to service other partners and customers using independently developed specifications; (iii) the functionality or feature can be delivered in a manner that is “Tenant Configurable” in the SDMS system without unreasonable effort on the part of Support.com, or otherwise can be readily separated from other programs operated by Support.com; and (iv) such exclusivity is not requested more than *** times per calendar year by Comcast.  The period of this limited exclusivity shall be ***, or ***, or *** as agreed by the Parties considering the time period necessary to allow Comcast to enter the market using the relevant functionality.  For the purposes of this section, “novel” means Comcast believes in good faith the requested program feature or functionality is new and not currently offered by other providers of similar remote support services, and Support.com either agrees, or is unable to demonstrate that such feature or functionality is known or obvious in light of public disclosures, or is documented to be already under development by Support.com independently without reference to knowledge of Comcast’s Confidential Information.

10.	Program Term and Termination

This Program Description will have the same Initial Term as the Agreement and is subject to termination as provided in the Agreement and the terms of this Program Description.

Comcast may terminate this Program Description Number 1 for convenience upon *** prior written notice to Support.com which termination may not be effective prior to ***, on the condition that a termination fee (“Termination for Convenience Fee”) is paid to Support.com on or before the termination date.  The Termination for Convenience Fee equals $*** less $*** for each full calendar quarter, if any, by which the Term of this Program Description extends beyond ***.  For example, if Comcast terminates for convenience effective ***, the Termination for Convenience Fee is $***; if instead Comcast terminates for convenience effective ***, the Termination for Convenience Fee equals $***.  In no event will the Termination for Convenience Fee be less than $***.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

11.	Schedule, Milestones and Deliverables

The schedule, milestones, and deliverables shall be as mutually agreed in the VPRD.

12.	[Intentionally Deleted.]

13.	Misdirected Calls

Comcast shall use its commercially reasonable efforts to transfer only XSS Customers with current entitlement to Services to Support.com and shall ensure that third parties do the same.  In particular, without limiting the foregoing, by December 31, 2012 Comcast will implement a universal interactive voice response (“UIVR”) system which, among other things, will present the option to reach service delivery personnel only when customer entitlement is already confirmed.  To the extent XSS Customers without current entitlement to Services are transferred to Support.com, the following provisions shall apply:

(a)
Effective July 5, 2012, for each Misdirected Call as defined below in excess of the Misdirected Call Threshold, Support.com will invoice and Comcast will pay pursuant to Section 12 ("Payment Terms; Taxes") of the Agreement a Misdirected Call Fee equal to $*** per minute of handle time for Support.com’s handling of the Misdirected Call. For the purposes of this Section 3, the "Misdirected Call Threshold" means ***% of the total number of CBCSS calls handled by Support.com delivery lines in a calendar month as measured by Support.com’s call tickets for the period.

(b)	For the purposes of this Section, "Misdirected Calls" shall be measured based on call tickets and reported as described in subsection (c) below.
i.
A "Misdirected Call" is a call transferred by a Comcast agent (including without limitation Comcast’s third-party vendors) to a Support.com delivery agent for a Customer who is not already entitled to receive delivery of Services.

ii.
For the avoidance of doubt, "Misdirected Calls" do not include calls from XSS Customers who mistakenly call the wrong number; provided, however, that if Support.com can establish that persons not entitled to receive delivery of XSSServices were instructed to call a service delivery number by a Comcast agent (including without limitation Comcast’s third-party agents), Comcast agrees to promptly take commercially reasonable steps to stop such behavior by its agents; and provided further that if such steps do not prove effective in changing Comcast agent behavior, the Parties will discuss in good faith the inclusion of such calls in the Misdirected Calls calculation.

(c)
Support.com will provide Comcast, on a monthly basis, a Misdirected Call report for the prior week's activity, which report is subject to audit by Comcast. For each Misdirected Call during the period, Support.com will provide the following:

i.	Ninjato ticket number
ii.	Date and time of the ticket
iii.	Call duration

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

iv.
Comcast customer account number if it exists (a Misdirected Call might involve a party who is not yet an XSS Customer) and if the number is readily available to the Support.com agent at the time of the Misdirected Call

v.	Mutually agreed reason code
vi.
The Operator ID of the last Comcast agent to access the account if the Operator ID is provided by the Comcast agent or is otherwise readily available to the Support.com agent at the time of the Misdirected Call.

For the avoidance of doubt, if Support.com has made reasonable efforts in collecting and reporting as required by this Section, the unavailability of data for items (iv) and (vi) above in the reporting of particular Misdirected Calls will not relieve Comcast from its obligation to pay the associated Misdirected Call Fee.  If the date and time of the call is reported along with the duration, the reason code, and the Ninjato ticket number from which additional information may be audited (including without limitation call recordings), then Comcast is obligated to pay the required fee for such Misdirected Calls as reported.  The foregoing is without prejudice to Comcast’s right to dispute in good faith based on evidence (such as a call recording) that a particular call was a Misdirected Call as defined in Section 13(b)(i) above.  In addition, if Comcast determines in an audit that, based on results using generally accepted statistical sampling, a significant percentage of Misdirected  Calls reported without information required by items (iv) and (vi) above had such information readily available to Support.com at the time of the Misdirected Calls, then Support.com shall promptly supply such missing information.

14.	Up-sell/Cross-Sell Training and Procedures.

On or before December 1, 2011, Support.com agrees to put in place mutually agreed training programs and processes by which its delivery agents will offer to Customers other Signature Support Services, including but not limited to Customers who have received a 30 day Wireless Networking Support SKU bundled with Comcast’s Professional Wireless Network Installation. Support.com will receive fees for such sales made by its delivery agents pursuant to Section 6.2 (“Service Sales Fees”) of this Program Description in addition to any other Fees that may be due under the Agreement.

15.	Call Monitoring Infrastructure

(a)
On or before October 1, 2011, Support.com will make available a call recording portal (“Call Portal”) that enables the audit by Comcast of randomly selected call recordings from the pool of sales and delivery calls performed by Support.com.  Support.com shall not intentionally withhold any calls from the selection pool provided to Comcast for review.  Call recordings are to be stored in the Call Portal for at least forty-five (45) days from the date of the recording.

(b)
Support.com will also provide, on or before October 1, 2011, three (3) separate dedicated phone numbers (“Live Lines”) that provide Comcast with the ability to listen to live sales and delivery calls being performed by Support.com agents.

(c)
Upon notice of Comcast’s review and acceptance of the Call Portal and Live Lines, not to be unreasonably withheld or delayed, Support.com will invoice Comcast a one-time fee for development of the Call Portal and Live Line infrastructure equal to $*** which Comcast will pay pursuant to Section 5 (“Payment Terms; Taxes”) of the Agreement.  The Parties acknowledge that Comcast has, as of the Amended Program Description Effective Date, already accepted and paid the specified fee above for the Call Portal and Live Line infrastructure.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

(d)
For the avoidance of doubt, the software implementation of the Call Portal as defined in Section 5(a) above shall be considered licensed to Comcast as Support.com Software during the term of this Agreement pursuant to Section 7.2 (“Support.com Software”) of the Agreement.

Further, in consideration of the fee provided provide in Section 5(c) above, Support.com hereby grants to Comcast, subject to the terms and conditions of this Agreement, a worldwide, royalty free, nonexclusive, perpetual right and license to, use, execute, reproduce, distribute, sublicense, display and perform the original software (in any development language or code) developed by Support.com specifically to implement the Call Portal (such original software is hereafter referred to as the “Call Portal Software”).  This license grant shall survive termination of the Agreement for any reason.  For the avoidance of doubt, Call Portal Software does not include pre-existing code owned by Support.com which was developed for other purposes, nor does it include third-party software components, if any, used in the Call Portal which are not owned or transferable by Support.com and may be subject to additional or different licensing restrictions by the third party.  Support.com will identify the original materials included in the Call Portal Software licensed under this paragraph upon delivery to Comcast.

16.	Sales Call Survey Tool

On or before December 1, 2011, Support.com will implement a survey tool that is presented to a statistically relevant sample of Customers interacting with Support.com sales agents, measuring the Customers’ experience with the sales agent.  The number of Customers sampled and contents of the survey will be mutually developed and agreed to by Comcast and Support.com before deployment.  Any third-party costs for this survey will be presented to Comcast for approval, provided that Comcast will be responsible for third party costs, if incurred, which costs Support.com will invoice and Comcast will pay pursuant to Section 5 (“Payment Terms; Taxes”) of the Agreement. Details associated with all completed surveys results will be reported to Comcast weekly in a mutually agreed format, and until  June 29, 2012 when the Support.com Call Center closed.

17.	KPI Dashboard

(a)
On or before December 31, 2011, the Parties will complete the KPI Dashboard provided in Section 1.7 (B) of Exhibit D (“Service Level Terms”), using a template and process consistent with Comcast’s vendor management specifications as provided to Support.com on or about August 15, 2011.  Support.com will be responsible for making available data feeds based on a mutually agreed technical specification that includes without limitation data format, transport mechanism, and frequency, and Comcast will integrate such data feeds into its existing dashboard system and application.  Unless otherwise mutually agreed by the Parties, data feeds in relation to chat activity will not be required in this effort, and the Parties will cooperate to make chat-related data feeds available subsequently in a commercially reasonable period of time after the month in which there first are more than *** chats.

(b)
Upon notice of Comcast’s review and acceptance of the KPI Dashboard data feed integration, not to be unreasonably withheld or delayed, Support.com will invoice Comcast a one-time fee for development equal to $*** which Comcast will pay pursuant to Section 5 (“Payment Terms; Taxes”) of the Agreement.  The Parties acknowledge that Comcast has, as of the Amended Program Description Effective Date, already accepted and paid the specified fee above for the KPI Dashboard data feed integration.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

(c)
For the avoidance of doubt, the software implementation of the KPI Dashboard as referenced in Section 7(a) above shall be considered licensed to Comcast as Support.com Software during the term of this Agreement pursuant to Section 7.2 (“Support.com Software”) of the Agreement.

Further, in consideration of the fee provided provide in Section 7(b) above, Support.com hereby grants to Comcast, subject to the terms and conditions of this Agreement, a worldwide, royalty free, nonexclusive, perpetual right and license to, use, execute, reproduce, distribute, sublicense, display and perform the original software (in any development language or code) developed by Support.com specifically to implement the KPI Dashboard (such original software is hereafter referred to as the “KPI Dashboard Software”).  This license grant shall survive termination of the Agreement for any reason.  For the avoidance of doubt, KPI Dashboard Software does not include pre-existing code owned by Support.com which was developed for other purposes, nor does it include third-party software components, if any, used in the KPI Dashboard which are not owned or transferable by Support.com and may be subject to additional or different licensing restrictions by the third party.  Support.com will identify the original materials included in the KPI Dashboard Software licensed under this paragraph upon delivery to Comcast.

18.	Billing System Procedures and Integration

(a)
To improve customer experience and to reduce operational expense for both Comcast and Support.com, application programming interface (“API”) integration will be completed between Comcast and Support.com billing and back office support systems in accordance with a technical design and timeline mutually agreed by both Parties.  For the avoidance of doubt, each Party will pay its own design, development, test and other costs related to the API integration effort.

(b)
Until such time as API integration is complete between Support.com and Comcast billing systems, Support.com will ensure proper order entry and account management for transactions handled by Support.com.

(c)
In the event Support.com changes a Customer’s subscription SKU in Ninjato (i.e., a new sale, upgrade, or downgrade), Support.com will also update the account in the Comcast biller to reflect this change within 48 hours of the change (e.g., add / remove $0 Personal Tech or Equipment Protection rate code, add / remove Wireless Networking Support SKU), unless prevented from doing so by biller malfunctions.  Support.com will promptly escalate any biller malfunction to Comcast.

(d)
Support.com will endeavor to add the Comcast account number and the last Comcast agent who handled the account to all Ninjato tickets opened if and to the extent such information is made readily available.  If the Comcast account number isn’t available Support.com will not sell Comcast subscription SKUs to such person.

(e)
Starting November 1, 2011, Comcast may perform audits to measure compliance with this Section 18 (“Billing System Procedures and Integration”) on a monthly basis and periodically as required.  Support.com must correct any non-compliant records discovered through a compliance audit within 15 calendar days.

EXHIBIT B

COMCAST POLICIES AND PROCEDURES FOR
REIMBURSEMENT OF EXPENSES

General

Subject to the following, Comcast will pay for separately itemized expenses and disbursements customarily charged by contracted vendors; provided, however, any disbursement or series of disbursements under the vendor’s agreement(s), shall not in the aggregate exceed $5,000.00, without the prior written approval of Comcast.  In no circumstances will Comcast pay in excess of the actual cost incurred by the vendor for the expense.  Moreover, Comcast will not pay for duplicate expense entries within a bill or across billing statements.  In all instances, Comcast must approve, in advance and in writing, expenses for other consultants/vendors and large photocopying jobs.

Some types of charges are limited.  Disbursements will be reimbursed at the vendor’s actual cost, with no override factors permitted.  Comcast will not pay for:

•	Secretarial or word processing services (normal, temporary or overtime);

•	Miscellaneous staff charges such as proofreading, clerical filing, printing/copy center assistance;

•	Local telephone expenses or office supplies;

•	Fax or overnight delivery charges for documents which do not warrant expedited handling.

•	Charges for faxes received by vendor, or those sent by vendor which do not incur long distance telephone charges.

•
Copies of voluminous documents that Comcast does not need, especially when a copy of a cover letter would suffice.  Any large copying job should be sent to Comcast’s approved copying service provider (list provided upon request).

Computer Aided Research

In general, Comcast does not pay for computer aided research, but expects the costs of any such research aids to be reflected in the vendor’s general prices.  In some circumstances, charges for computer-aided research may be approved for payment, but only if the matter is discussed and approved in writing in advance by Comcast.  When vendor has been authorized to bill such charges, they should not exceed the amount vendor incur for the underlying computer service.  Similarly, charges for computer professionals involved with research or other projects are inappropriate.  If Comcast approve the use of computer-aided research, the only personnel-related charges Comcast will pay are the actual time vendor’s employees spend performing the research.

Document Reproduction

It is Comcast’s policy that any significant document reproduction should be performed at Comcast facilities by Comcast personnel or by a selected Comcast reproduction vendor.  Although emergencies may require document reproduction by vendor or vendor’s third party supplier, expenses for such reproduction should be approved in advance (or, in the case of the above mentioned emergencies, as soon as possible after such expenses are incurred) by Comcast.  In any event, such expenses are to be limited solely to the cost vendor actually incur for the reproduction services themselves and should not include charges associated with the salary or overtime pay of vendor’s personnel.  As a general rule, Comcast will not pay more than 5 cents per copy.

Comcast does not expect to be charged for incidental copying fees, which result from day to day business operations of the vendor.

Facsimiles and Telephone Charges

If addressed under the vendor’s agreement or Statement of Work, Comcast will reimburse vendor for the actual long distance telephone usage charges associated with the receipt or transmission of facsimiles, but will not reimburse vendor for any per-page charges for receiving or transmitting facsimiles.  Comcast does not pay for incidental telephone charges incurred by vendor as a natural course of doing business (e.g., calls between offices of vendor or call of short duration to Comcast).  Comcast will pay for the actual long distance charges incurred as a result of calls made on Comcast’s behalf, at Comcast’s specific direction.

Meals

In exceptional circumstances and if approved in advance, Comcast will reimburse vendor for reasonable dinner expenses incurred while working overtime exclusively on Comcast matters.  With the exception of meals while traveling on Comcast business, daytime meals are not eligible for reimbursement.

Postage, Messenger and Express Mail Services

Comcast will reimburse vendor for messenger and overnight mail services provided that the services are necessary (i.e., are the only available means for delivering a document by a given time deadline) and the amount vendor charge does not exceed the amount vendor actually incurred for such services.  Comcast expect that vendor will use such services only in exceptional circumstances that could not have been avoided by advance planning. Comcast will not reimburse vendor for ordinary postage costs incurred as a natural course of doing business.

Overhead and Internal Charges

Comcast expect that all hourly rates will incorporate all overhead and internal charges associated with vendor’s business, such as administration, secretarial, word processing, accounting, utilities, library, computer research, and other.

Overtime

Comcast will not pay for overtime services or expenses, unless approved in advance by an authorized Comcast Vice President.

Travel

All travel by vendor employees should be discussed with and approved by Comcast prior to the travel’s commencement.  Any charges that have not been approved shall not be accepted for payment by Comcast. Comcast does not pay for time spent in transit unless the time is used to perform work for Comcast.  Unless Comcast agree otherwise in advance, Comcast will not compensate vendor for time spent away from vendor’s office or home when vendor employees are not performing services for Comcast.

Consistent with Comcast’s internal business travel policy below, vendor is required to use reasonable discretion in incurring expenses for meals, lodging and transportation while on Comcast business.  Comcast will reimburse vendor air or rail travel expenses at the lowest available coach fare. Comcast will reimburse reasonable expenses associated with use of a rental car or other ground travel expenses.

Alternatives to travel, such as conference calls or video-conferencing, should be used whenever possible.  If travel is for multiple clients or purposes, Comcast expect an appropriate allocation between or among those multiple clients or purposes.

Comcast does not pay for travel expense or travel time incurred in connection with travel between or among a vendor’s various offices.

Comcast does not pay for time expended by vendor in making travel arrangements in connection with Comcast business.

Invoices for Expense Items

Support.com should not forward expense item invoices to Comcast for payment but should instead pay for the items and seek reimbursement from Comcast through the normal billing process.  Significant expenses must be approved by Comcast in advance and included as a separate item in vendor budget and in Support.com billings.  Comcast will not pay administrative mark-ups above actual disbursements.

BUSINESS TRAVEL GUIDELINES

Air Travel

Business Class is allowed for international and inter-continental flights over 5 hours only; any other air travel use economy class (coach).

Insurance:

Travel insurance is not reimbursable.

Airline Club Membership:

Fees and/or dues for airline VIP clubs are not reimbursable.

Ground Transportation

Public Transportation:

When traveling to and from public transport terminal (e.g. airports, train stations) use the most economical means of ground transportation available (e.g. hotel courtesy vans, shuttle services, airport buses, shared taxis and limousines). This includes the use of personal automobile use and use of long-term parking.

Car Rental:

Select mid-size or smaller cars and refuel cars before return to car rental agency to avoid surcharge.

Personal Vehicles:

Use of personal cars is permissible only when no other practical transportation is available.  The related reimbursable expenses are parking fees, tolls at the current rate per mile allowed by the Internal Revenue Service to cover all expenditures related to vehicle operation.

Lodging

Hotels:

Lodging must be secured at economy or moderately priced hotels.  Single room only unless justified by business need and approved by Comcast department Vice President Procurement.  Generally, therefore, upgrades to suites, concierge or executive floors are not permitted unless charged at the single room rate.

Valet and Laundry Services:

Such services are reimbursable only when the length of the trip exceeds 5 days.

In Room Movies:

Fees for hotel in room movies are not reimbursed.

Clerical Services:

Such services as faxing, photocopying may be reimbursed when incurred while on COMCAST business travel.

Meals

The average maximum daily reimbursement for meals including tax and gratuities is $*** per day and receipts are required for all business meals in excess of $***.  Note: Costs may be higher or lower in certain locations, and therefore, judgment should be used to determine what is reasonable.

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Telephone Calls

Local calls:

Are reimbursable and should be reported separately from the lodging bill.

Toll Domestic Calls

Use of cell phones or calling cards is required.

International Calls:

International cell phones, calling cards, hotel lobbies, or special telephone centers should be used to avoid hotel surcharges.

Dependent Care

Dependent care is not reimbursable.

EXHIBIT C

COMCAST SECURITY POLICIES

Comcast Third Party Partner Requirements (attached)

Payment Card Industry (PCI) Data Security Standard (attached)

Comcast Cable Communications, Inc.
Information Technology

 Third Party Partner Requirements

1.0 Purpose

This purpose of these requirements is to establish secure standards under which third party companies can remotely access Comcast Information Assets for the purpose of conducting business related to Comcast.

2.0 Scope

These requirements apply to all connections allowing third party companies access to non-public Comcast information assets from a location external to Comcast facilities. These requirements apply regardless of connection type, and include, but are not limited to, dedicated connections, virtual private networks, and dial-up connections.

These requirements apply to all systems connecting to the Comcast network, any systems containing information obtained from the Comcast network, and any systems holding data about Comcast customers, systems, or business operations.

3.0 Requirements

3.1 General

Third party vendor connections are to be used only for the purposes of conducting Comcast business

The third party vendor is responsible for any Comcast equipment at their premises, excluding activities involving configuration and maintenance of said equipment

Configuration of Comcast equipment at third party vendor locations is only to be done under the direction of authorized Comcast personnel

Third party vendors will only be allowed access to necessary systems, and will be granted the least amount of access to achieve the business objective, as determined by Information Protection and the Firewall Operations Center

All access control mechanisms used to restrict access to Comcast data will be controlled by Comcast and will be located on Comcast controlled equipment

It is the responsibility of all Comcast employees, employees of other companies covered by a Comcast Partner Connection Request, contractors, consultants, and any other parties with access to Comcast data and/or systems to ensure that all policies and procedures relating to third party access of Comcast Information Assets are followed.

No third party network connection will be granted without a fully completed Comcast Partner Request that has been approved by the appropriate zone security group and a properly executed confidentiality agreement approved by the Comcast legal team.

While Comcast requires vendors accessing its network to take reasonable measures to protect information assets, Comcast provides no assistance to third party partners on matters of network configuration, computer security, or application assistance, other than that which is deemed necessary by Comcast to connect to Comcast Information Assets. Any third party partner needing assistance with these items should be directed to their IT support organization.

3.2 Auditing

Any aspects of third party network connections and third party handling of Comcast Information Assets are subject to inspection and auditing by Comcast or its designated agent, including, but not limited to, on-site inspections of third party partner facilities, inspection of electronic communications traveling between Comcast and the third party partner, third party partner processes and procedures, and electronic assessment of third party partner networks which access Comcast Information Assets.

3.3. Processes

Only third party partner personnel approved through this process are allowed access to Comcast Information Assets

The third party partner must notify the CPOC immediately when third party partner personnel are no longer using their account for access to Comcast Information Assets

The third party partner must notify Comcast immediately of any security incident on the third party network that may affect Comcast data, access credentials, or Comcast Information Assets

The third party partner shall return all Comcast owned equipment upon termination of the third party connection or reimburse Comcast for the replacement cost of said equipment, the cost of which shall be determined by Comcast

The third party partner shall return or destroy all Comcast proprietary or confidential data that is no longer used to support work currently being performed for Comcast

The third party partner will notify Comcast immediately of any changes to information contained within the Partner Connection Request, including contacts, authorizers, user information, and location information

3.3. Security

The third party vendor will provide reasonable security, as determined by software vendor guidance and/or industry consensus standards on computer and network security, to protect any systems connecting to the Comcast network, any systems containing information obtained from the Comcast network, and any systems holding data about Comcast customers, systems, or business operations

All computers accessing Comcast Information Assets will have up to date operating system security patches and application security patches applied

All computers accessing Comcast Information Assets will have up to date and properly configured anti-virus software with up to date virus detection signature files. An automated method will be used for keeping anti-virus signature files up to date with the most current release.

All computers accessing Comcast Information Assets and any systems holding information about Comcast customers, systems, or business operations will have controls in place that require the use of strong passwords (at least *** characters, changed regularly, consisting of ***) to access such information

All third party vendor systems accessing Comcast Information Assets will be protected by a firewall, either at the network perimeter or at the local computer, which will be configured to block unsolicited and/or unwanted network connections

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

4.0 Enforcement

Comcast has sole discretion in determining the adequacy and completeness of the security controls required by the third party partner

Any third party partner found in violation of these requirements may have their third party connection suspended

Comcast may terminate the third party partner connection without notice if it is believed that the connection is adversely affecting the security of Comcast or of Comcast Information Assets

Exhibit D
SERVICE LEVEL TERMS

1.	AVAILABILITY/UPTIME FOR THE SUPPORT.COM ENVIRONMENT

The “Support.com Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, including Support.com desktop agent software, as well as computers owned by Support.com and those of its agents, that are required to be provided by Support.com to perform the Services contemplated in the Agreement. The “Comcast.com Environment” consists of the servers, storage and networking hardware, operating systems, database management systems and operating platforms and all application software, as well as computers owned by Comcast and those of its agents, that are required to be provided by Comcast to its customers and in relation to the Services contemplated in the Agreement.

For the purpose of this Exhibit, “Support.com Software” includes all software applications provided by Support.com (whether developed by Support.com or any third party) intended to run on the Support.com Environment to provide the Services contemplated in this Agreement.

The following Service Level Agreement (“SLA”) covers the following approach:

	Comcast Environment Responsibilities		Support.com Environment Responsibilities
Host / manage:		Host / manage:
		●	Support.com desk top agent software
●	Comcast billers and related servers wherever located (e.g., CSG, Amdocs)	●	Support.com remote support client
●	Comcast diagnostic / ticketing tools (e.g. GrandSlam, Remedy SAMS)	●	Suite of remote diagnostic / fix tools used by Support.com agents
●	User account approvals and changes for the components (e.g. GrandSlam) of the Comcast Environment	●	Support.com product information and e-commerce web portal
		●	Support.com credit card payment gateway
●	Comcast ACD, IVR and voice circuits / data links	●	Support.com ACD, IVR and voice circuits / data links
		●	Support.com CRM

		●	Support.com chat client

		●	All other servers, storage and networking hardware, operating systems, database management systems and operating platforms used by Support.com to support Signature Support services end to end

Plus:		Plus:

●	Support API transactions between Comcast and Support.com (when Comcast design / development complete)	●	Support.com Software APIs

1.1               Scheduled Maintenance.  Periodic maintenance on the servers and system elements that support the Support.com Environment, for purposes of system upgrades, maintenance, and backup procedures (“Scheduled Maintenance”) will be scheduled by Support.com and coordinated with Comcast personnel.  Primary hours of Support.com Service Level Standard Support operation are 24x7, less Scheduled Maintenance.  Scheduled Maintenance may take place on ***, *** or *** evening, or some combination thereof up to two (2) days per week, between the hours of *** or on some other schedule as mutually agreed by the Parties.  If emergency maintenance is needed to fix critical security vulnerabilities, Support.com will notify Comcast as soon as possible.  Comcast acknowledges that it may be necessary for Support.com to begin work and/or apply fixes prior to notification of Comcast.

1.2               Unscheduled Maintenance.  The application of ad hoc updates to Support.com Software (“Updates”) will be scheduled by Support.com and coordinated with Comcast personnel in the event it is necessary for such Updates to occur outside of the Scheduled Maintenance times (“Unscheduled Maintenance”).

1.3               Support.com Environment Performance Guarantee.  In addition to Scheduled Maintenance and Unscheduled Maintenance, there may be events that from time to time will make the Support.com Environment not Available (as defined below) for a limited amount of time due to unforeseen software, hardware, network, power and/or Internet outages (“Unscheduled Downtime”).  The Environment Performance Guarantee (defined below) set forth herein will exclude any outage condition not directly caused by the Support.com Environment (e.g., outages caused by plant issues, operational or maintenance errors by Comcast, or to the extent caused by third-party hardware or software operated by Comcast).

Notwithstanding anything herein to the contrary, Support.com shall have no liability for any failure to meet the Environment Performance Guarantee set forth herein in the event that:  (a) such failure is caused by independent circumstances that are not within the reasonable control of Support.com; or (b) Comcast’s failure to implement any fixes, patches or other workarounds recommended by Support.com to Comcast to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.

Support.com will operate the Support.com Environment, as set forth in Table 1.31 below, to be Available and functioning within the relevant SLA defined herein, measured on a monthly basis (the “Environment Performance Guarantee”).  For the purposes of this Exhibit, “Available” means that the Support.com Environment is accessible based on SLA measurement techniques for ***% of the time 24 hours a day, seven days per week, excluding Scheduled Maintenance or any loss or interruption of services resulting from actions or inactions of Comcast or the active subscribers, or their respective equipment or service providers.  Actual availability percentage will be calculated with the following formula:

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

100 minus [((X) Total Unscheduled Downtime minutes in a month; divided by (Y) total minutes in said month)); multiplied by (Z) 100] = availability percentage

Uptime measurements are on fifteen minute intervals, utilizing Keynote UP5 measurements or another equivalent, technically feasible and commercially-reasonable measurement technique mutually agreed upon by Support.com and Comcast.  The demarcation of the measuring system under test (e.g., in the hosted environment and in the same subnet), and the baseline profile against which the SLA measurement techniques will be run (e.g., 100 PCs), will be mutually agreed upon by Support.com and Comcast.

To support high availability of the Micro-Site hosted by Support.com, Support.com will employ commercially reasonable, mutually agreed load balancing and system redundancy procedures.

For the purposes of this Exhibit, each specific “SLA” is assigned a Severity Level Tier defined as equal to low (L), medium (M) or high (H) in value.

Table 1.31 - Support.com Environment Performance SLAs

SLA #	Area Covered	SLA	Tier	Severe Miss
1	Support.com Environment hosted platform availability Measure: Uptime of the hosted elements of the Support.com Environment in production	***	***	***
2
Support.com remote support client connection rate Measure: Success rate of remote connection attempts from systems meeting system requirements, able to download and install the remote control software and with such software granted appropriate permissions by the Customer
		***	***	***
3
Micro-Site  availability Measure: Go to main page of Micro-site, check for last loaded object, click on other key pages of website (check for last loaded object), end.  Success if full webpage loads and all operational elements on page are functional.
		***	***	***
4
Support.com credit card payment gateway availability  Measure: Uptime of Support.com’s access gateway.  For the avoidance of doubt, SLA measure applies to Support.com’s implementation and systems, but does not include downtime caused by the third-party payment gateway service provider.
		***	***	***
5	Availability of Support.com ACD, IVR, and voice / data circuits Measure: Composite average of uptime of ACD, IVR, voice / data circuits used to support Signature Support	***	***	***

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

1.4                  Service Delivery Performance Guarantee.  Commencing October 1, 2011, the Support.com Environment will operate within SLAs for key performance indicators measured on monthly basis, as set forth in Table 1.41 (the “Service Delivery Performance Guarantee”).  For the purposes of this Exhibit, the Service Delivery Performance SLAs will follow the same Severity Level Tier structure as used for Support.com Environment Performance SLAs and be classified as low (L), medium (M) or high (H) in value.

The Service Delivery Performance Guarantee set forth herein will exclude performance impacts of any outage or other condition not directly caused by the Support.com Environment (e.g. outages caused by plant issues, operational or maintenance errors by Comcast, or to the extent caused by third-party hardware or software operated by Comcast). Notwithstanding anything herein to the contrary, Support.com shall have no liability for any failure to meet the Service Delivery Performance Guarantee set forth herein in the event that:  (a) such failure is caused by independent circumstances that are not within the reasonable control of Support.com; or (b) Comcast’s failure to implement any fixes, patches or other workarounds recommended by Support.com to Comcast to the extent the implementation of such fixes, patches or other workarounds are technically feasible and commercially practical.

Table 1.41 - Support.com Operational Performance SLAs

SLA #	Area Covered	SLA	Tier	Severe Miss
1
Customer satisfaction survey offer rate
Measure: Percentage of XSS Customers offered customer satisfaction survey (during the  Service connection or promptly thereafter by email) after receiving Services from Support.com via remote connection, excluding Customers who are not available through the direct service connection to the Customer’s PC at the time of service completion (e.g., Customers connecting only by phone who need to be transferred to Comcast or another XSS service provider, or Customers who do not call back to complete a service step)
		***	***	***
2	Customer satisfaction survey completion rate Measure: Percentage of XSS Customers completing customer satisfaction survey after receiving survey from Support.com	***	***	***
3	Customer Satisfaction/Net Promoter score The Parties will reassess in good faith biannually beginning in March 2012 with an expectation that NPS levels should increase from present levels.	***	***	***
4	Inbound Call Service Level (Delivery calls) Measure: Percentage of inbound Customer calls for a delivery agent answered within 45 seconds.	***	***	***
5	[Deleted]	***	***	***

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

6
Chat Service Level (Delivery)
Measure: Percentage of chat sessions initiated by Customers to which Support.com responds within 45 seconds Penalties shall apply to this SLA in the first calendar month after 5,000 delivery chats occur in a month.
		***	***	***
7
Incident Services Refund Rate
Measure:  Percentage of completed incident Services for which Customer claims and receives a Refund due to non-conforming service delivery by Support.com; the Parties will develop mutually agreed reason codes to determine if a refund is due to a non-conforming service delivery and after sixty (60) days of measuring with such codes  will determine an appropriate SLA
		***	***	***
8
MTTR for Comcast ESL tickets
Measure: MTTR for tickets from Comcast’s Executive Support Line (aka “Office of the President”) resolved (or response provided explaining why resolution not possible in timeframe) by Support.com
		***	***	***
9	Scorecard Report Reporting via scorecard by Support.com pursuant to Section 1.6 of this Exhibit, below, is timely made by the eighth (8th) business day following the end of each calendar month	***	***	***
10	Subscriber Churn The Parties will work in good faith to determine an appropriate SLA for subscriber churn rates by January 1, 2012	***	***	***

*  For the scorecard report, a miss of the SLA above is a “severe” miss on its own, regardless of whether the scorecard when delivered reveals other SLA misses at higher or lower levels.

1.5           Error Reports. For the purposes of this Exhibit D, an “Error”, or outage event, under Paragraph 4 of this Exhibit, also will follow the same Severity Level Tier structure as used for SLAs and be classified as low (L), medium (M) or high (H) in value.   A Severity Level 1 Error is defined to equal an “H” value.  A Severity Level 2 Error is defined to equal an “M” value.   A Severity Level 3 Error is defined to equal an “L” value.  A Severity Level 4 Error is not assigned any value and will not count toward any financial penalties.

1.6           Reporting via Scorecard.  On a monthly basis no later than the eighth (8th) business day following the end of each month beginning in November 2011, Support.com shall send an activity report to Customer in a mutually agreed upon form and format which includes (i) the status of Support.com’s compliance with the Environment Performance SLAs, (ii) compliance with Service Delivery Performance SLAs, (iii) a count and summary description of all Severity Level 1-4 Errors, and (iv) any other information or details as mutually agreed by the Parties relating to Support.com’s performance of the obligations set forth in this Exhibit D.  Support.com shall provide reports on additional key performance indicators on the daily, weekly and monthly cycles as specified in the VPRD.

1.7           Reporting Dashboards.

A. Environment Dashboard – Within a commercially reasonable period of time subsequent to the Launch Date, Support.com will use a mutually agreed template for a detailed services dashboard to provide timely updates on platform status of the Support.com Environment.  This will include information, as agreed by the Parties, relating to internal Support.com applications and services, as well as any interconnection points between Support.com and Comcast, including network and API connections.

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

 B. KPI Dashboard  - On or before December 31, 2011, Support.com will use a mutually agreed template for a Key Performance Indicator (KPI) dashboard that includes Operational Performance SLAs and other daily, weekly and monthly roll-ups of key performance indicators as agreed by the Parties, consistent with Comcast’s vendor support specifications as provided to Support.com on or about August 15, 2011.  Support.com will be responsible for making available data feeds based on a mutually agreed technical specification that includes without limitation data format, transport mechanism, and frequency, and Comcast will integrate such data feeds into its existing dashboard system and application.  Unless otherwise mutually agreed by the Parties, data feeds in relation to chat activity will not be required in this effort, and the Parties will cooperate to make chat-related data feeds available subsequently in a commercially reasonable period of time after the month in which there first are more than *** chats.

2.	Financial Penalties.

2.1           Each SLA and each Severity Level 1-3 Error is assigned a Severity Level Tier.  If Support.com experiences service level agreement failures or Severity Level 1-3 Errors as categorized in the table below during any calendar month commencing October 1, 2011, Support.com shall issue to Comcast a credit in an amount determined as follows for each such failure, provided, however, that in no event will total penalties in a calendar month exceed the allowable Monthly SLA Penalty Cap as provided herein.  The Monthly SLA Penalty Cap equals 100% of total fees paid to Support.com by Comcast for a month.   Service Level penalties are calculated at the end of each calendar month.

Severity Level Tier	Number of Failures during month	Service Level Credit to Comcast per failure		Severe Miss Penalty
L	3 or more	$	***	$	***
M	1 or more	$	***	$	***
H	1 or more	$	***	$	***

Severe Miss:  A Severe Miss can add up to $***on top of any SLA Penalty, based on the above table.  For example, if there are two H failures in a month, then there is a $***penalty due to Comcast.  If both were a severe miss, then the amount would be a total of $***-- $***for the initial penalty fee, and $***in addition for the Severe Miss.

3.2	Catastrophic Failure Penalty. A Catastrophic Failure is:

(i)	a Severity 1 Level Error, as defined in Paragraph 4 of this Exhibit, that affects ***% or more of Comcast System Subscribers and lasts a total of four (4) hours or more; and / or

ii)	a Severity 1 Level Error, as defined in Paragraph 4 of this Exhibit, that affects ***% or more of Comcast System Subscribers for any amount of time; and/or

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

iii)
a failure to deliver the SLA scorecard report for a calendar month required by Section 1.6 (“Reporting via Scorecard) of this Exhibit by the sixteenth (16th) business day of the following month; and/or

iv)	Inbound Delivery Call Service Level of less than ***%; and/or

v)	Customer Satisfaction/Net Promoter Score below ***.

Upon the occurrence of a Catastrophic Failure, Support.com shall issue a credit to Comcast equal to $*** for the calendar month in which the event occurred. This fee is in addition to Service Level Credits above for incidents that are separate from the Catastrophic Failures—for example, a service level failure occurring on a different day and for different reasons than a Catastrophic Failure.  A single event that constitutes both a Catastrophic Failure under this section and an SLA failure under Paragraph 2.1 will only result in one credit to Comcast, namely the Catastrophic Failure Penalty.

3.            SUPPORT SERVICE

Support.com will make support services available to Comcast for the Support.com Software for a minimum period to satisfy the remaining Term of the Agreement (i.e., the Initial Term and any agreed extensions).  The support services shall include, without limitation, the following:

3.1           Updates & Upgrades.

3.3.1           Support.com will make available to Comcast all commercially available Updates and Upgrades of its Support.com Software, along with updated Documentation describing the purpose and function of the Updates and Upgrades.  Support.com will use commercially reasonable efforts to ensure that Updates or Upgrades containing new features or enhancements to existing features are synchronized with the previous version.  Such Updates and Upgrades shall not materially degrade the performance, functioning or operation of the Support.com Software. Comcast shall have the right to delay installation of any Update or Upgrade for any period of time in its sole discretion and Support.com shall continue to support the most recent Accepted versions of the Support.com Software.  However, after an Update or Upgrade has been incorporated into the Support.com Software and Accepted by Comcast, the Update or Upgrade shall be considered part of the Support.com Software for all purposes hereunder. Support.com will not install or attach any Updates, Upgrades or any other modification to the Support.com Software (electronically or otherwise), without first obtaining Comcast’s approval or otherwise following mutually agreed procedures (as in the regular updating of hosted systems).

3.3.2           Support.com shall use reasonable efforts to ensure that Updates and Upgrades, unless explicitly indicated in advance by Support.com and approved by Comcast will (i) be compatible with the previous version and its associated data and with any software interfacing with such Support.com Software prior to the Update or Upgrade, and (2) not eliminate any of the material functions, features or performance of the previous version.

 *** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

3.2           Problem Resolution.

3.2.1           Support.com will develop and make available to Comcast through Updates and Upgrades, all modifications and revisions required to enable the Support.com Desk Top Agent Software to operate in compliance with its Specifications.  For the avoidance of doubt, the problem resolution provided by Support.com must correct the Error for the most recent Accepted version of the Support.com Software.  Support.com shall not be deemed to have satisfied its obligation to resolve Errors by requiring Comcast to install an Upgrade of the Support.com Software, though Error resolutions will typically be provided as an Update. Any Unscheduled Downtime or reported problems found in older versions of the Support.com Software where a fix has already been provided to Comcast in a more recent Accepted Update or Accepted Upgrade shall not count towards any penalty calculation except that during Comcast’s diligent efforts to deploy the most recent Accepted Update or Accepted Upgrade, the Incident shall be included in the Unscheduled Downtime calculation.

3.2.2           The Support.com Software shall not be considered to have been repaired or restored to satisfactory operating condition, if within forty-eight (48) hours from the time such Update or Upgrade is turned over to Comcast as being in fully operable condition, the Support.com Software require additional remedial maintenance for the same or substantially similar problem.  However in this event this will be counted as the same Incident.

3.3           Comcast Obligations.  Comcast agrees to provide Support.com with reasonable access to all necessary personnel to answer questions about any problems reported by Comcast regarding the Support Services; Support.com does not guarantee performance of the Support Services described herein if such access is not provided by Comcast.  During a major primary site outage, Support.com will failover to a backup facility within a reasonable amount of time, provided Comcast is compliant with Support.com’s DNS propagation time (time to live) and Comcast network team will assist to resolve any DNS issues that Comcast Customers might face.

3.4           Telephone Support– Support.com Problems at Severity Level 1 and Severity Level 2.  Telephone support representative(s), employed by Support.com or employed by a third-party support provider authorized by Support.com, shall be available to receive Comcast telephone calls at all times (24 x 7) via pager response or direct phone access for support of Severity Level 1 and Severity Level 2 Errors. Such telephone support representative(s) shall serve as the Comcast’s interface with Support.com and shall ensure that reported Errors are handled in a timely manner as specified herein. Support.com shall provide to Comcast in writing, the telephone number(s) of such telephone support representative(s) within ten (10) days of the Effective Date.  All Errors shall be investigated and (i) an Error report shall be opened, (ii) the Error shall be assigned a Severity Level as per the provisions of Paragraph 4 of this Exhibit, and (iii) the Error shall be resolved, and an Update provided to Comcast, in accordance with the procedures and processes set forth in this Exhibit.

3.5           Ticket Support – All other Support.com Support.  For Errors that are not Severity Level 1 or Severity Level 2, the Parties will use Support.com’s web-based error-reporting ticketing system to facilitate effective response to all Errors below Severity level 1.  Support.com’s support representatives shall answer Comcast’s application and system questions related to the Support.com Environment and Software and its use, for so long as such questions arise from authorized Tier 2 Comcast representatives. As used herein, a “Tier 2 Comcast representative” shall mean a Comcast support professional who has completed the full Support.com training provided by Support.com or Comcast’s trainers (approved by Support.com) and is on Support.com’s list of trained support contacts.  Licensed support representative(s) shall be available to receive Comcast requests via the Support.com ticketing system between the hours of 7AM to 10PM Eastern Time, seven days per week.  Support.com shall provide Comcast with contact information for the ticketing system that is answered at all other times by an individual who will accept Error reports via the ticketing system. Such support representative(s) shall serve as the Comcast’s interface with Support.com and shall ensure that reported Errors are handled in a timely manner as specified herein. Support.com shall provide to Comcast in writing, the contact information of such telephone support representative(s) within ten (10) days of the Effective Date.  All Errors shall be investigated and (i) an Error report shall be opened, (ii) the Error shall be assigned a Severity Level as per the provisions of Paragraph 4 of this Exhibit, and (iii) the Error shall be resolved, and an Update provided to Comcast, in accordance with the procedures and processes set forth in this Exhibit.

3.6           Primary Contacts.  Comcast shall appoint up to ten (10) trained technical contacts  within Comcast’s IT organization to serve as primary contacts between Comcast and Support.com for issues related to the Support.com Environment and Software and to receive support through Support.com’s telephone support center (“Primary Contacts”). All of Comcast’s support inquiries for the above services shall be initiated through these Primary Contacts.  In addition, all Comcast Tier 2 support personnel are authorized to place calls to Support.com’s Tier 3 support team for Comcast Subscriber related issues.

3.7           Documentation.  Support.com will provide modified Documentation to correspond to changes made to the Support.com Software, upon delivery of such Update or Upgrade in advance or upon delivery of such changes.

3.8           Exclusions.  Support.com is not required to provide any support services directly related to problems attributable to: (i) any alterations of or additions to the Support.com Software without Support.com’s consent; (ii) interconnection of the Support.com Software with other products not authorized, intended or supplied by Support.com;  or (iii) use of the Support.com Software on an operating system or computing device other than the operating system or computing device for which such Support.com Software was designed and licensed.

4             CLASSIFICATION OF ERRORS

Upon identification of any Error, Comcast shall notify Support.com of such Error and shall provide Support.com with a problem report. Support.com shall respond to problem reports in accordance with the initial call back response time indicated in Paragraph 5 of this Exhibit for the applicable severity level. Support.com shall correct any programming errors in the Support.com Environment or Software attributable to Support.com with the level of effort commensurate with the Error. If an Error’s cause is unknown whether it is caused by Comcast or Support.com, Support.com will participate in troubleshooting until it is deemed that the Error fix is owned by Comcast.  Additionally, Support.com will work collaboratively with its 3rd party partners to identify and resolve any Errors, recognizing that in certain cases it initially may be difficult to distinguish whether the root cause and fix of an Error is because of a Support.com Error or because of an Error of a 3rd party partner.  All Errors reported by Comcast to Support.com shall be assigned a severity level jointly agreed upon by the Comcast and Support.com.  Reported Errors shall be classified as follows:

Severity Level 1 - Severity Level 1 occurs when the Support.com Environment or Software is significantly impaired or is effectively not functioning for 5% or more of Comcast Active Subscribers, or 10,000 Comcast Active Subscribers, whichever is less (whether or not any impacted Subscriber is aware of the Error and reports it to Comcast), based upon Support.com Environment and Software report logs or Customer reported call volume and trouble tickets.

Severity Level 2 - Severity Level 2 occurs when the Support.com Environment or Software is running but 5% or more of Customer System Active Subscribers or 10,000 Comcast Active Subscribers, whichever is less (whether or not any impacted Subscriber is aware of the Error and reports it to Comcast),  are unable to receive major portions of the suite of Signature Support services, based upon Support.com Environment and Software report logs or Customer reported call volume and trouble tickets, and no work around is available.

Severity Level 3 - “Severity Level 3 Error” shall mean that the Support.com Environment or Software is in operation and usable, but there is a non-critical Error for which a reasonable temporary work-around exists.

Severity Level 4 - Severity Level 4 occurs when the Support.com Environment or Software is operating close to normal, but there is a noncritical Error for which a commercially and operationally sustainable and operational work around exists for such Error. Severity Level 4 Errors will be fixed in a mutually agreed scheduled Update.

5.           RESPONSE TO ERROR REPORTS

SEVERITY LEVEL 1

Error Resolution - Immediate steps shall be taken toward solving the Error. Support.com shall work to resolve Severity Level 1 Errors on a twenty-four (24) hour basis until the Error is resolved. If required, Support.com staff shall be moved off of lower Severity Level Errors to service Severity Level 1 Errors.  Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error. Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 1 Error is resolved.

Resource Commitment - When a Severity Level 1 Error is reported, Support.com shall assign all resources required to correct the Error. Work on the Error shall be continuous until a fix is found.

Completion Goal - The completion goal shall be to resolve one hundred percent (100%) of all Severity Level 1 Errors with a fix or bypass within two (2) hours of receipt of the Error Report.

Escalation and Status Thresholds - When a Severity Level 1 Error Report is opened, the following escalation and status procedures shall be followed.

Problem Report - HOUR 1

1.           The Error will be referred to Support.com’s maintenance engineering group.  The maintenance engineering point of contact shall be engaged within fifteen (15) minutes.  The maintenance engineering point of contact will work resolve the Error; or it will be decided that more resources are required to work on the Error.

 The Product Manager and Operations Support Manager shall be notified that a Severity Level 1 Error has been reported.

Comcast will be notified by of the Error and the status of the Error as soon as it is detected by Support.com or reported by Comcast to Support.com.

If no correction within 1 hour, escalate to Support.com executive no less than VP level.

HOUR 1 - RESOLUTION

1.           Support.com shall continue to work on the Error, on a twenty-four (24) hour basis, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and

2.           If no correction within 4 hours, escalate to Support.com executive no less than SVP level.

Post-Resolution Follow-Up

A.
Root Cause Analysis: Following the resolution of a Severity Level 1 Error, within twenty-four (24) hours Support.com will supply Comcast with a documented Root Cause Analysis of what caused the Error and a summary of the response / resolution process.

B.
Irreversible Corrective Action (ICA): Following the resolution of a Severity Level 1 Error, within five (5) business days, Support.com will provide Comcast a documented Irreversible Corrective Action (ICA) summary.

SEVERITY LEVEL 2

Error Resolution - Severity Level 2 Errors will be analyzed in the order that they are reported.  Severity Level 1 Errors will take priority over Severity Level 2 Errors.  Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error.  Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 2 Error is resolved.

Resource Commitment - Appropriate technical resources will be assigned to Severity Level 2 issues as long as Severity Level 1 Errors are not open.

Completion Goal - The completion goal will be to resolve one hundred percent (100%) of all Severity Level 2 Errors within four (4) hours of receipt of the Error Report.

Escalation and Status Thresholds - When a Severity Level 2 Error Report is opened, the following escalation and status procedures will be followed.

HOUR 1

1.           The Error shall be resolved by Support.com; or

2.           Support.com’s maintenance engineering group

The maintenance engineering point of contact shall be engaged within fifteen (15) minutes.  The maintenance engineering point of contact will work resolve the Error; or it will be decided that more resources are required to work on the Error.

 The Product Manager and Operations Support Manager shall be notified that a Severity Level 2 Error has been reported.

Comcast will be notified by of the Error and the status of the Error as soon as it is detected by Support.com or reported by Comcast to Support.com.

HOUR 2 - HOUR 4

1.           Support.com’s maintenance engineering group will resolve the Error; or

2.           Support.com’s maintenance engineering group will continue working the Error until it is fixed.

3.           A time will be estimated upon when this Error will be fixed.

If no correction within 2 hours, escalate to Support.com executive no less than VP level. Comcast will be notified of the status at this stage.

HOUR 4  - RESOLUTION

1.           Support.com shall continue to work on the Error, on a twenty-four (24) hour basis, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and

2.            If no correction within 4 hours, escalate to Support.com executive no less than SVP level.

Post-Resolution Follow-Up

A.
Root Cause Analysis: Following the resolution of a Severity Level 2 Error, within twenty-four (24) hours Support.com will supply Comcast with a documented Root Cause Analysis of what caused the Error and a summary of the response / resolution process.

B.
Irreversible Corrective Action (ICA): Following the resolution of a Severity Level 2 Error, within five (5) business days, Support.com will provide Comcast a documented Irreversible Corrective Action (ICA) summary.

SEVERITY LEVEL 3

Error Resolution - Severity Level 3 Errors will be analyzed in the order that they are reported.  Severity Level 1 and Severity Level 2 Errors will take priority over Severity Level 3 Errors.

Resource Commitment - Appropriate technical resources will be assigned to Severity Level 3 issues as long as Severity Level 1 and Severity Level 2 Errors are not open.

Completion Goal - The completion goal will be to resolve one hundred percent (100%) of all Severity Level 3 Errors in the next scheduled software release, or within 6 weeks of receipt of the Error Report, whichever comes first.

Escalation and Status Thresholds - When a Severity Level 3 Error Report is opened, the following escalation and status procedures will be followed.

HOUR 1 - HOUR 8 (business hours)

1.           The Error shall be resolved by Support.com; or

2.           Support.com’s maintenance engineering group will continue working the Error until it is fixed.

Comcast will be notified of the status at this stage.

HOUR 8- HOUR 16 (business hours)

1.           Support.com’s maintenance engineering group will resolve the Error; or

2.           Support.com’s maintenance engineering group will continue working the Error until it is fixed.

Comcast will be notified of the status at this stage.

HOUR 16 - RESOLUTION

1.           Support.com shall continue to work on the Error, during normal business hours, until a resolution is found. All available resources shall be used to assist the person who is responsible for the resolution of the Error; and

2.           The Project Manager and Operations Support Manager shall be notified that a Severity Level 3 Error has reached a critical time frame.

Post-Resolution Follow-Up

A.
Root Cause Analysis: Following the resolution of a Severity Level 3 Error, within seventy-two (72) hours Support.com will supply Comcast with a documented Root Cause Analysis of what caused the Error and a summary of the response / resolution process.

B.
Irreversible Corrective Action (ICA): Following the resolution of a Severity Level 3 Error, within ten (10) business days, Support.com will provide Comcast a documented Irreversible Corrective Action (ICA) summary.

SEVERITY LEVEL 4

Error Resolution - Severity Level 4 errors shall be researched after Severity Level 1, Severity Level 2 and Severity Level 3 Errors. Severity Level 4 Errors mutually agreed by Support.com and Comcast shall be scheduled for correction and be resolved as part of the next scheduled Update to the Support.com Environment or Software.

Resource Commitment – Mutually agreed Severity Level 4 fixes shall be included in the a future software release as mutually agreed by the Parties.

Completion Goal - The completion goal and objective shall be to correct mutually agreed Errors in the next scheduled Update to all of Support.com’s users generally.

Escalation and Status Thresholds - The status of Severity Level 4 Errors shall be available on demand. A monthly report will be distributed that will reference any uncorrected Errors that are over thirty (30) days old.

SUMMARY OF CLASSIFICATION OF ERROR AND RESPONSE TO ERROR REPORTS

Severity	Description	Initial Call back Response Time	Target Resolution Time	Escalation Procedure
1
Critical priority

Severity Level 1 implies that the Support.com Environment or Software is not functioning or, Comcast or authorized users are unable to receive use major portions of Signature Support services.

		***	***
Hour 1: Maintenance engineering point of contact will decide if more resources are required to work on Error.   Support.com will make all necessary resources available.  Project Manager and Operations Support Manager notified

 If no correction within 1 hr, escalate to Support.com executive no less than VP level.

Hour 1+: Continue to work on Error on a 24 hour basis
Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error.  Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 1 Error is resolved

2
High priority

Severity Level 2 implies that the Support.com Environment and Software is running but that Comcast or authorized users are unable to receive major portions of Signature Support services, and no work around is available
		***	***
Hours 1: Maintenance engineering point of contact will decide if more resources are required to work on Error.  Support.com will make all necessary resources available.  Project Manager and Operations Support Manager notified.

Hours 2: Support.com’s maintenance engineering group will either resolve Error or continue working until Error is fixed. If no correction within 2 hours, escalate to Support.com executive no less than VP level.

Hour 4+: Continue to work on Error on a 24 hour basis.  If no correction within 4 hours, escalate to Support.com executive no less than SVP level.

Comcast will be notified of the status of the error every 30 minutes.  Support.com will join and collaboratively participate in a technical bridge with Comcast to work the Error. Support.com will join an operations management bridge every 2 hours, as deemed necessary and reasonable by Comcast and Support.com, to provide a status read-out until the Severity Level 2 Error is resolved

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

3
Normal Priority

Severity Level 3 implies Support.com Environment and Software is in operation and usable, but there is a non-critical Error for which a commercially and operationally sustainable and reasonable Work-around exists
	***	***
Hours 1 – 8: No Escalation

Hours 8-16: Support.com’s support group will either resolve Error or continue working until Error is fixed.

Hour 16+: Continue to work on Error during normal business hours

Project Manager and Operations Support Manager notified

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Exhibit E

SOFTWARE TESTING AND RELEASE MANAGEMENT

The Parties agree to apply the following Software Testing and Release Management procedures to be effective after the Launch Date to future versions, if and when available, of Support.com’s EasySupport desk top agent software.  The Parties may subsequently agree to apply these procedures to future software agent products, if any, to be provided by Support.com as stand-alone applications for distribution to Customers, where such software applications remain installed and available for use by Customers after completion of Services (collectively, with the EasySupport desk top agent software, the “Agent Software”).

For the avoidance of doubt, this Exhibit and the procedures herein do not apply to any other software or services provided by Support.com, including without limitation, Support.com’s hosted SDMS platform, or its Nexus remote control software (which is not a stand-alone application, and does not remain installed on a Customer’s computer after completion of services).

Comcast acknowledges that these procedures will not apply to software to be deployed as of the Program Description No. 1 Launch Date, which has been already informally reviewed and is deemed accepted upon the Parties’ commercial launch the Services.

1.           ACCEPTANCE OF AGENT SOFTWARE

1.1          Quality Control Any future versions of Support.com’s Agent Software released after the Launch Date and used pursuant to this Agreement shall be subject to acceptance testing by Comcast, such acceptance not to be unreasonable withheld or delayed.  Before delivery for acceptance testing by Comcast, Support.com shall conduct tests on each element of the Agent Software in accordance with its own quality control, inspection and acceptance policies to ensure quality and reliability of such element, and to ensure that each conforms with the Specifications as defined in the VPRD.

1.2           Acceptance Criteria Agent Software shall be subject to acceptance testing by Comcast to verify that each element satisfies acceptance criteria mutually agreed by the Parties.

1.3           Acceptance Testing If elected by Comcast, acceptance testing for the Agent Software shall commence within twenty (20) business days of the date on which Support.com notifies the Comcast Project Manager, in writing, that Support.com’s quality control testing has been satisfactorily completed and is ready for acceptance testing by Comcast.  Acceptance testing shall continue for the period of time specified in the acceptance criteria or, if no such time period has been agreed upon by the Parties, for a period of fifteen (15) consecutive days (the “Acceptance Period”).  If the Agent Software does not conform to the acceptance criteria within the initial Acceptance Period, Comcast shall give Support.com written notice thereof with details of how it does not conform within five (5) business days following the end of the Acceptance Period.  Comcast shall cooperate with Support.com in identifying in what respects the Agent Software has failed to conform to the criteria.  If Comcast has not given Support.com written notice of non-conformance on or before the date which is five (5) business days after the end of the Acceptance Period, the Agent Software shall be deemed accepted by Comcast. Support.com, at its expense, shall promptly correct any deficiencies that prevent the Agent Software from conforming to the criteria.  If the Agent Software does not conform to the acceptance criteria within a mutually agreeable timeframe, Comcast may do any one or more of the following:

(a)           extend the period of time for Support.com to make corrections; or

(b)           after reasonable consultation with Support.com, accept the EasySupport Agent Software in its non-conforming condition.

2.	RELEASE MANAGEMENT

2.1           Support.com shall, through version management and impact analysis, manage and maintain full operational status of the Agent Software based on Specifications agreed in the VPRD, including without limitation:

(a)  providing Comcast with details in advance of estimated frequency of new releases, if and when available, for the duration of the term of the Agreement;

(b) providing Comcast with impact analysis information as part of any Comcast change requests to the Agent Software;

(c) remedying material defects identified during any acceptance, performance or testing conducted;

(d) having fully tested any new Versions/Releases of any patches or upgrades prior to submitting a change request to deploy a patch or upgrade and ensuring that any patch or upgrade will not have an adverse impact on the Agent Software;

(e) ensuring that any new Versions/Releases are backwards compatible (as mutually agreed) and have been tested in the same environment as intended in current use, and otherwise as agreed by the Parties from time-to-time;

(f) participate in quarterly business reviews. At the time of quarterly business reviews, include Comcast in scope discussions for future releases.   Comcast shall have the ability to review and provide feedback with sufficient time for feedback to be considered in good faith by Support.com for inclusion into the next release, provided, however, this Section 2 will not be construed to require Support.com to develop any new functionality not already in the Specifications as agreed in the VPRD; and

(g) include Comcast in all wire frame review for future releases of their core product.   Comcast shall have the ability to review and provide feedback with sufficient time for feedback to be incorporated into the next up release.

3.           COMCAST CHANGES

3.1           Notification of Comcast changes  In order to allow for adequate testing by Support.com, Comcast shall use commercially reasonable efforts to provide as much advance notice as practicable and reasonable under the circumstances to Support.com of changes in desktop or other Comcast functionality relating to anti-virus or other security software and other changes in Comcast or third party elements of Comcast’s HSD service that Comcast reasonably expects might affect the functionality of the Service under the Agreement.  Within five (5) business days of receiving such notification, Support.com will notify Comcast of known risks in the ability to support such change.  If such Comcast changes are the sole cause of SLA slippage, Support.com shall not be responsible to pay penalties under the Agreement during such reasonable period as is required to update the service to accommodate the Comcast changes and restore full service level functionality.

3.2           Feedback and User Testing Comcast shall be permitted to collect feedback from Customers.   If Comcast decides to conduct usability or other user testing or feedback studies, Support.com shall provide commercially reasonable cooperation in their implementation. Support.com may use and exploit any Customer feedback or comment posted on any public forum to the extent permitted by the terms of use of such public forum; provided that, such use does not and will not disparage Comcast or harm its reputation in any way.

Exhibit F

***

*** CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION ***

Exhibit G

Support.com End-User Software License

IMPORTANT NOTICE

READ THIS AGREEMENT CAREFULLY BEFORE OPENING OR INSTALLING THIS SOFTWARE

THIS END USER LICENSE AGREEMENT IS A BINDING, CONTRACTUAL AGREEMENT (THE “AGREEMENT”) BETWEEN YOU ("You",“Your” OR “Licensee”) AND SUPPORT.COM, INC. (“Licensor”). THE SOFTWARE PRODUCT (AS DEFINED BELOW) CONTAINS CERTAIN COMPUTER PROGRAMS, DOCUMENTATION, OR OTHER PROPRIETARY MATERIAL THAT BELONG TO LICENSOR AND ITS SUPPLIERS. YOUR USE OF THE SOFTWARE PRODUCT IS SUBJECT TO YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

PLEASE READ THIS AGREEMENT CAREFULLY. BY CLICKING ON THE “ACCEPT” BUTTON OR OTHERWISE INSTALLING OR USING THE SOFTWARE PRODUCT, YOU ACKNOWLEDGE THAT YOU HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY IT. IF YOU DO NOT AGREE TO ANY OF THE TERMS BELOW, YOU SHOULD CLICK ON THE “CANCEL” BUTTON AND NOT INSTALL OR USE THE SOFTWARE PRODUCT. IF YOU ARE PROCURING THIS LICENSE ON BEHALF OF AN ENTITY OR ORGANIZATION, YOU REPRESENT AND WARRANT THAT YOU ARE AUTHORIZED TO ENTER INTO THIS AGREEMENT ON BEHALF OF SUCH ENTITY OR ORGANIZATION.

IN ADDITION, BY INSTALLING OR OTHERWISE USING ANY SOFTWARE PRODUCT UPDATES THAT YOU RECEIVE (“UPDATES”), YOU AGREE TO BE BOUND BY ANY ADDITIONAL LICENSE TERMS THAT ACCOMPANY SUCH UPDATE. IF YOU DO NOT AGREE TO SUCH ADDITIONAL LICENSE TERMS, DO NOT INSTALL OR USE SUCH UPDATES.

The term “Software Product” means all copies of this computer program which You are accessing, installing, using, downloading, copying, or otherwise benefiting from, and any updates, modified versions, upgrades, updates, additions, and copies of such software, all of the foregoing in any format including, but not limited to, the format of a temporary plug-in, and all documentation provided to You related to any of the foregoing.

1. OWNERSHIP.

This Software Product is licensed (not sold) to You. Licensor and its suppliers retain all copyright, trade secret, trademark, patent and other proprietary rights in the Software Product. Your license confers no title to, or ownership in, the Software Product and Licensor reserves all rights not expressly granted to You.

2. AUTHORIZED USE.

Subject to the terms of this Agreement, Licensor grants to You a nonexclusive, nontransferable, nonsublicensable, limited license to use the Software Product on a single computer only for Your own, personal use. You may make one (1) copy of the Software Product for back-up purposes only. The Software Product may not be shared, installed, or used concurrently on different computers.

3. RESTRICTIONS.

Licensee shall not (and shall not allow any third party to) (i) decompile, disassemble, or otherwise reverse engineer or attempt to reconstruct or discover any source code, underlying ideas, or interoperability interfaces of the Software Product by any means whatsoever; (ii) remove any product identification, copyright or other notices; (iii) provide, lease, lend, use for timesharing, service bureau or hosting purposes or otherwise use the Software Product to or for the benefit of third parties; (iv) modify, adapt, alter, translate or incorporate into or with other software or create a derivative work of any part of the Software Product; (v) disclose information or analysis (including, without limitation, benchmarks) regarding the quality or performance of the Software Product; or (vi) resell, sublicense, distribute, or transfer the Software Product or any component thereof to any third party. Notwithstanding the foregoing, decompiling the Software Product is permitted to the extent the laws of Licensee’s jurisdiction give Licensee such right; provided, however, that Licensee must first request such information from Licensor and Licensor may, in its discretion, provide such information and impose reasonable conditions on such use of the Software Product to ensure Licensor’s proprietary rights in the Software Product are protected. Licensee must reproduce and include the copyright notice and other proprietary notices that appear on the original Software Product on any copies and any media thereof made in accordance with the terms of this Agreement.

4. NO WARRANTY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE SOFTWARE PRODUCT IS PROVIDED "AS IS" WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. LICENSEE AGREES THAT ALL RISK PERTAINING TO THE USE OF THE SOFTWARE PRODUCT IS ASSUMED BY LICENSEE. LICENSOR AND ITS SUPPLIERS EXPRESSLY DISCLAIM ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITAITON, ANY IMPLIED WARRANTIES OF NONINFRINGEMENT, TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. LICENSOR DOES NOT WARRANT THAT THE SOFTWARE PRODUCT IS ERROR-FREE OR THAT OPERATION OF THE SOFTWARE PRODUCT WILL BE SECURE OR UNINTERRUPTED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSOR OR SUPPLIER OR THEIR EMPLOYEES OR AGENTS WILL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF ANY WARRANTY PROVIDED HEREIN. CERTAIN JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTIES, SO THE ABOVE EXCLUSION MAY NOT APPLY TO YOU.

5. TERM AND TERMINATION.

The term of this Agreement will continue indefinitely until terminated pursuant to this Section 5. This Agreement shall immediately terminate upon Licensee's breach of the Agreement. All provisions except Section 2 shall survive termination. Upon termination, Licensee shall immediately cease all use of the Software Product and return or destroy all copies of the Software Product and all portions thereof. Termination is not an exclusive remedy and all other remedies will be available whether or not this Agreement is terminated.

6. LIMITATION OF LIABILITY.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS BE LIABLE TO YOU, OR ANY OTHER PERSON OR ENTITY, FOR ANY INDIRECT, INCIDENTAL, COVER, SPECIAL, STATUTORY, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR ANY LOSS OF PROFITS OR DATA WHATSOEVER, ARISING FROM OR RELATED TO THIS AGREEMENT OR YOUR USE OR RELIANCE UPON THE SOFTWARE PRODUCT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES ARE FORESEEABLE. IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS BE LIABLE TO YOU OR ANY OTHER PERSON OR ENTITY WHETHER UNDER CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS OF US$150. SUCH LIMITATION SHALL APPLY NOTWITHSTANDING A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND TO THE FULLEST EXTENT PERMITTED BY LAW. CERTAIN JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATIONS AND EXCLUSIONS MAY NOT APPLY TO YOU.

7. GENERAL PROVISIONS.

7.1 Waiver and Remedies. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion. The remedies under this Agreement shall be cumulative and not alternative and the election of one remedy for a breach shall not preclude pursuit of other remedies unless as expressly provided in this Agreement.

7.2 Governing Law. This Agreement shall be governed in all respects by the substantive laws of the State of California, United States of America, without reference to any conflicts of law principles that would require the application of the laws of any other jurisdiction. The parties agree that the U.N. Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Any action or proceeding arising from or relating to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts in San Francisco, California, and the parties agree to submit to the personal and exclusive jurisdiction and venue of these courts. Notwithstanding the foregoing, Licensor may bring an action to protect or enforce its intellectual property rights in any applicable jurisdiction.

7.3 No Export. Licensee will not remove or export from the United States or re-export from anywhere any part of the Software Product or any direct product thereof except in full compliance with and with all applicable export laws and regulations, including without limitation, those of the U.S. Department of Commerce. Licensee warrants that it is not on the United States’ prohibited party list and is not located in or a national resident of any country on the United States’ prohibited country list. Licensee acknowledges that the Software Product contains encryption technology, export of which is restricted by the U.S. and certain foreign laws.

7.4 U.S. Government Procurements. The Software Product qualifies as “commercial computer software” and the associated documentation qualifies as “commercial computer software documentation” within the meaning of the 48 C.F.R. 2.101. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government end users acquire the Software Product and its documentation with only those rights set forth in this Agreement.

7.5 Relationship. Neither party is, nor represents itself to be, an agent, employee, partner or joint venturer of the other, nor will either party transact any business on the other's behalf, nor in any form make promises, representations or warranties that incur any liability for or on behalf of the other party.

7.6 Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or by reason of it being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

7.7 Privacy. One of the uses of the Software Product may be to collect information from, control and/or monitor computers running the Software Product in conjunction with services You may obtain from Licensor or one of its business partners. Any information collected from YOUR computer will be handled in accordance with the privacy policy applicable to the performance of those services.

7.8 Compliance with Laws. Licensee shall comply with all laws and regulations applicable to this Agreement or the transactions contemplated hereby.

7.9 Assignment. You may not assign this Agreement without the prior written consent of Licensor.

7.10 Entire Agreement; Conflict. This Agreement constitutes the complete, final and exclusive statement of the terms of the Agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions of the parties. No modification or rescission of this Agreement shall be binding unless executed in writing by an authorized person of the party to be bound thereby. Any different or additional terms of any related purchase order, confirmation, invoice, or similar form shall have no force or effect.